EXECUTION
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                                             Published Deal CUSIP:  ___________




                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of February 15, 2008

                                      among

                            SOUTHWEST WATER COMPANY,
                                  as Borrower,

                             BANK OF AMERICA, N.A.,
                   as Administrative Agent, Swing Line Lender
                                       and
                                   L/C Issuer,

                                       and

                         The Other Lenders Party Hereto


                         BANC OF AMERICA SECURITIES LLC
                   as Sole Lead Arranger and Sole Book Manager

                          KEYBANK NATIONAL ASSOCIATION,
                              as Syndication Agent
                                       and
                 COBANK, ACB, U.S. BANK NATIONAL ASSOCIATION and
                           JPMORGAN CHASE BANK, N.A.,
                             as Documentation Agents

                                TABLE OF CONTENTS
                                -----------------

                                                                                                                 Page
ARTICLE I.               DEFINITIONS AND ACCOUNTING TERMS                                                          1
          1.01.          Defined Terms                                                                             1
          1.02.          Other Interpretive Provisions                                                            22
          1.03.          Accounting Terms                                                                         23
          1.04.          Rounding                                                                                 24
          1.05.          Times of Day                                                                             24
          1.06.          Letter of Credit Amounts                                                                 24
ARTICLE II.              THE COMMITMENTS AND CREDIT EXTENSIONS                                                    24
          2.01.          Committed Loans                                                                          24
          2.02.          Borrowings, Conversions and Continuations of Committed Loans                             25
          2.03.          Letters of Credit                                                                        26
          2.04.          Swing Line Loans                                                                         34
          2.05.          Prepayments                                                                              37
          2.06.          Voluntary Termination or Reduction of Commitments                                        38
          2.07.          Optional Increase in Commitments                                                         39
          2.08.          Repayment of Loans                                                                       40
          2.09.          Interest                                                                                 40
          2.10.          Fees                                                                                     40
          2.11.          Computation of Interest and Fees                                                         41
          2.12.          Evidence of Debt                                                                         42
          2.13.          Payments Generally; Administrative Agent's Clawback                                      42
          2.14.          Sharing of Payments                                                                      44
ARTICLE III.             TAXES, YIELD PROTECTION AND ILLEGALITY                                                   45
          3.01.          Taxes                                                                                    45
          3.02.          Illegality                                                                               47
          3.03.          Inability to Determine Rates                                                             48
          3.04.          Increased Costs                                                                          48
          3.05.          Compensation for Losses                                                                  49
          3.06.          Mitigation Obligations                                                                   50
          3.07.          Survival                                                                                 50
          3.08.          Replacement Lenders                                                                      50
ARTICLE IV.              CONDITIONS PRECEDENT TO CREDIT EXTENSIONS                                                51
          4.01.          Conditions of Initial Credit Extension                                                   51
          4.02.          Conditions to all Credit Extensions                                                      53
ARTICLE V.               REPRESENTATIONS AND WARRANTIES                                                           53
          5.01.          Existence, Qualification and Power; Compliance with Laws                                 53
          5.02.          Authorization; No Contravention                                                          54
          5.03.          Governmental Authorization; Other Consents                                               54
          5.04.          Binding Effect                                                                           54
          5.05.          Financial Statements; No Material Adverse Effect                                         54


                                      -i-


          5.06.          Litigation                                                                               55
          5.07.          No Default                                                                               56
          5.08.          Ownership of Property; Liens                                                             56
          5.09.          Environmental Compliance                                                                 56
          5.10.          Insurance                                                                                56
          5.11.          Taxes                                                                                    56
          5.12.          ERISA Compliance                                                                         56
          5.13.          Subsidiaries                                                                             57
          5.14.          Margin Regulations; Investment Company Act; Public Utility Holding Company Act           57
          5.15.          Disclosure                                                                               58
          5.16.          Compliance with Laws                                                                     58
          5.17.          Intellectual Property; Licenses, Etc.                                                    58
          5.18.          Debt Instruments; Restrictions on Restricted Payments and Loans                          58
ARTICLE VI.              AFFIRMATIVE COVENANTS                                                                    59
          6.01.          Financial Statements                                                                     59
          6.02.          Certificates; Other Information                                                          60
          6.03.          Notices                                                                                  61
          6.04.          Payment of Obligations                                                                   62
          6.05.          Preservation of Existence, Etc.                                                          62
          6.06.          Maintenance of Properties.                                                               62
          6.07.          Maintenance of Insurance                                                                 63
          6.08.          Compliance with Laws                                                                     63
          6.09.          Books and Records                                                                        63
          6.10.          Inspection Rights                                                                        63
          6.11.          Use of Proceeds                                                                          64
          6.12.          Financial Covenants                                                                      64
          6.13.          Additional Guarantors                                                                    64
ARTICLE VII.             NEGATIVE COVENANTS                                                                       65
          7.01.          Liens                                                                                    65
          7.02.          Investments                                                                              66
          7.03.          Indebtedness                                                                             67
          7.04.          Fundamental Changes                                                                      68
          7.05.          Dispositions                                                                             68
          7.06.          Restricted Payments                                                                      69
          7.07.          Change in Nature of Business                                                             69
          7.08.          Transactions with Affiliates                                                             69
          7.09.          Burdensome Agreements                                                                    69
          7.10.          Use of Proceeds                                                                          70
          7.11.          Subordinated Indebtedness                                                                70
ARTICLE VIII.            EVENTS OF DEFAULT AND REMEDIES                                                           71
          8.01.          Events of Default                                                                        71
          8.02.          Remedies Upon Event of Default                                                           73
          8.03.          Application of Funds                                                                     73


                                      -ii


ARTICLE IX.              ADMINISTRATIVE AGENT.                                                                    74
          9.01.          Appointment and Authorization of Administrative Agent                                    74
          9.02.          Rights as a Lender                                                                       74
          9.03.          Exculpatory Provisions                                                                   75
          9.04.          Reliance by Administrative Agent                                                         76
          9.05.          Delegation of Duties                                                                     76
          9.06.          Resignation of Administrative Agent                                                      76
          9.07.          Non-Reliance on Administrative Agent and Other Lenders                                   77
          9.08.          No Other Duties, Etc.                                                                    77
          9.09.          Administrative Agent May File Proofs of Claim                                            78
          9.10.          Guaranty Matters                                                                         78
ARTICLE X.               MISCELLANEOUS                                                                            79
         10.01.          Amendments, Etc.                                                                         79
         10.02.          Notices; Effectiveness; Electronic Communications                                        80
         10.03.          No Waiver; Cumulative Remedies                                                           82
         10.04.          Expenses; Indemnity; Damage Waiver                                                       82
         10.05.          Payments Set Aside                                                                       84
         10.06.          Successors and Assigns                                                                   84
         10.07.          Treatment of Certain Information; Confidentiality                                        88
         10.08.          Right of Setoff                                                                          89
         10.09.          Interest Rate Limitation                                                                 89
         10.10.          Counterparts ; Integration; Effectiveness                                                89
         10.11.          Survival of Representations and Warranties                                               90
         10.12.          Severability                                                                             90
         10.13.          Governing Law; Jurisdiction; Etc.                                                        90
         10.14.          Waiver of Right to Trial by Jury                                                         91
         10.15.          California Judicial Reference                                                            92
         10.16.          No Advisory or Fiduciary Responsibility.                                                 92
         10.17.          USA PATRIOT Act Notice                                                                   92
         10.18.          Time of the Essence                                                                      93


      SCHEDULES

1.01         Regulated and Unregulated Subsidiaries
2.01         Commitments and Applicable Percentages
5.03         Restrictions on Guarantees
5.06         Litigation
5.09         Environmental Matters
5.13         Subsidiaries and Other Equity Investments
7.01         Existing Liens
7.03         Existing Indebtedness
10.02        Administrative Agent's Office, Certain Addresses for Notices

  EXHIBITS
   Form of

A            Committed Loan Notice
B            Swing Line Loan Notice
C            Note
D            Compliance Certificate
E            Assignment and Assumption

                      AMENDED AND RESTATED CREDIT AGREEMENT

      THIS AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of February 15, 2008, among SOUTHWEST WATER COMPANY, a Delaware corporation ("Borrower"), each lender from time to time party hereto (collectively, "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:



ARTICLE I.  DEFINITIONS AND ACCOUNTING TERMS

      1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

      "Acquisition" means any transaction, or any series of related transactions, consummated after the Closing Date, by which Borrower or any Subsidiary of Borrower directly or indirectly (a) acquires any ongoing business or all or substantially all of the assets of any Person engaged in any ongoing business, whether through purchase of assets, merger or otherwise, (b) acquires control of securities of a Person engaged in an ongoing business representing more than 50% of the ordinary voting power for the election of directors or other governing position if the business affairs of such Person are managed by a board of directors or other governing body or (c) acquires control of more than 50% of the ownership interest in any partnership, joint venture, limited liability company, business trust or other Person engaged in an ongoing business that is not managed by a board of directors or other governing body.

      "Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

      "Administrative Agent's Office" means administrative agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as Administrative Agent may from time to time notify Borrower and Lenders.

      "Administrative Questionnaire" means an administrative questionnaire in a form supplied by Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Aggregate Commitments" means the Commitments of all Lenders. As of the Closing Date, the aggregate principal amount of the Aggregate Commitments is $150,000,000.

      "Agreement" means this Amended and Restated Credit Agreement.


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


      "Applicable Percentage" means, with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on
Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

      "Applicable Rate" means, (i) as of each date of determination from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the Fiscal Quarter ending March 31, 2008, the percentages set forth below (expressed in basis points per annum) for Pricing Level III and (ii) thereafter, as of each date of determination, the following percentages (expressed in basis points per annum), based upon the Total Capitalization Ratio as set forth in the most recent Compliance Certificate received by Administrative Agent pursuant to Section 6.02(a):

Pricing Level Total Capitalization   Base Rate     Non-Use Fee Rate  Eurodollar Rate
                      Ratio                                           + Letters of
                                                                          Credit
------------- -------------------- -------------- ------------------ ---------------
      I          less than40.0%            - 25.0               10.0            50.0
------------- -------------------- -------------- ------------------ ---------------
     II        =>40.0% but less
                   than 47.5%              - 25.0               12.5            62.5
------------- -------------------- -------------- ------------------ ---------------
     III       =>47.5% but less
                    than55.0%              - 25.0               15.0            75.0
------------- -------------------- -------------- ------------------ ---------------
     IV             =>55.0%                - 25.0               20.0           100.0
------------- -------------------- -------------- ------------------ ---------------


      Any increase or decrease in the Applicable Rate resulting from a change in the Total Capitalization Ratio shall become effective on the first Business Day of the first calendar month immediately following delivery of the related Compliance Certificate pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level IV shall apply from the first Business Day of the first calendar month following the date such Compliance Certificate was required to have been delivered until the first Business Day of the first calendar month following the date such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

      "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

      "Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

      "Assignee Group" means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.


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


      "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b), and accepted by Administrative Agent, in substantially the form of Exhibit E or any other form approved by Administrative Agent).

      "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

      "Audited Financial Statements" means the audited consolidated balance sheet of Borrower and its Subsidiaries for the fiscal year ended December 31, 2006, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of Borrower and its Subsidiaries, including the notes thereto.

      "Auto-Extension Letter of Credit" has the meaning provided in Section 2.03(b)(iv).

      "Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

      "Bank of America" means Bank of America, N.A. and its successors.

      "Base Rate" means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

      "Base Rate Committed Loan" means a Committed Loan that is a Base Rate
Loan.

      "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

      "Bondable Capacity" means, as of any date of determination, 65% of the net book value of utility plant, property and equipment of the Regulated Subsidiaries, determined in accordance with GAAP.

      "Borrower" has the meaning specified in the first paragraph of this Agreement.

      "Borrower Materials" has the meaning specified in Section 6.02.

      "Borrowing" means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, Los Angeles, California or the city where Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

      "Capital Expenditure" means any expenditure by Borrower or by any Subsidiary of Borrower for or related to fixed assets or purchased intangibles that is treated as a capital expenditure under GAAP, including any amount which is required to be treated as an asset subject to a Capital Lease Obligation. The amount of Capital Expenditures in respect of fixed assets purchased or constructed by Borrower or by any Subsidiary of Borrower in any fiscal period shall be net of any casualty insurance proceeds received during such fiscal period by Borrower or such Subsidiary for casualties to fixed assets and applied to the repair or replacement thereof.

      "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

      "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with GAAP, consistently applied.

      "Cash Collateral" means cash or cash equivalents which Borrower has deposited pursuant to an obligation to Cash Collateralize.

      "Cash Collateralize" has the meaning specified in Section 2.03(g).

      "Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

      "Change of Control" means, with respect to any Person, an event or series of events by which:

      (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, administrative agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);

      (b) during any period of twelve consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

      (c) any individual(s) or entity(s) acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of such Person, or control over the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully-diluted basis (and taking into account all such securities that such individual(s) or entity(s) or group has the right to acquire pursuant to any option right) representing 30% or more of the combined voting power of such securities.

      "Closing Date" means the first date all the conditions precedent in
Section 4.01 are satisfied or waived in accordance with Section 10.01.

      "Code" means the Internal Revenue Code of 1986.

      "Commitment" means, as to each Lender, its obligation to (a) make Committed Loans to Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

      "Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

      "Committed Loan" has the meaning specified in Section 2.01.

      "Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

      "Compliance Certificate" means a certificate substantially in the form of Exhibit D.

      "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Contributions in Aid of Construction" means, as of each date of determination, the amount of the liability which should be reflected on Borrower's consolidated balance sheet as the line item bearing that title and of that date in accordance with GAAP, consistently applied.

      "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

      "Credit Extension" means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

      "Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

      "Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

      "Default Rate" means (a) when used with respect to Obligations other than L/C Fees an interest rate equal to (i) the Base Rate plus the Applicable Rate plus (ii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to L/C Fees, a rate equal to the Applicable Rate plus 2% per annum.

      "Defaulting Lender" means any Lender that (a) has failed to fund any portion of the Committed Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

      "Disposition" means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in an amount, for any transaction or series of related transactions, in excess of $100,000, including without limitation any sale, transfer, license, lease or other disposition which is compulsory by reason of the exercise of a power of eminent domain, condemnation, or otherwise results from a taking through the exercise of governmental power.

      "Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the latest maturity date of the Obligations.

      "Dollar" and "$" mean lawful money of the United States.

      "EBITDA" means, for any period, Net Income for that period, plus Interest Expense, plus income tax expense, plus depreciation and amortization, plus any non-recurring or extraordinary losses, plus any non-cash losses (and minus any non-recurring or extraordinary gains or any non-cash gains), in each case for the same period and to the extent deducted in determining Net Income.

      "EBITDA Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of :

      (a) EBITDA for the twelve month period ended on that date minus Maintenance Capital Expenditures made by Borrower and its Subsidiaries during that period minus income taxes paid in Cash by Borrower and its Subsidiaries with respect to that period; to

      (b) the sum of (i) all Interest Expense paid or payable in cash during that period, plus (ii) scheduled principal payments in respect of Total Indebtedness during that period (other than any such payments due upon the final maturity of any obligation which is Total Indebtedness), plus (iii) dividends paid in Cash on Equity Interests of Borrower and its Subsidiaries to third parties during that period, plus (iv) mandatory principal prepayments in respect of Subordinated Indebtedness made pursuant to Section 7.11(b) during that period.

provided that in the case of any Material Transaction, the calculation of the foregoing ratio shall be adjusted on a pro forma basis to give effect to the results of operations of each person or assets which are the subject of such Material Transaction.

      "Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

      "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

      "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

      "ERISA" means the Employee Retirement Income Security Act of 1974.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

      "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan;
(b) a withdrawal by Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA;
(c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

      "Eurodollar Base Rate" has the meaning specified in the definition of Eurodollar Rate.

      "Eurodollar Rate" means for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by Administrative Agent pursuant to the following formula:

                              Eurodollar Base Rate
                              -------------------------------
           Eurodollar Rate =  1.00 - Eurodollar Reserve
                              Percentage

      Where,

      "Eurodollar Base Rate" means, for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) the rate per annum equal to the British Bankers Association LIBOR Rate ("BBA LIBOR"), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the "Eurodollar Base Rate" for such Interest Period (rounded upwards, as necessary, to the nearest 1/100 of 1%) shall be the rate per annum determined by Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

      "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, if applicable to any Lender, under regulations issued from time to time by the Board of Governors of the Federal Reserve System of the United States for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

      "Eurodollar Rate Loan" means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

      "Event of Default" has the meaning specified in Section 8.01.

      "Excluded Taxes" means, with respect to Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the United States (or any political subdivision thereof) or by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, and (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which Borrower is located.

      "Existing Credit Agreement" means the Credit Agreement, dated as of April 1, 2005, as amended, by and among Borrower, the lenders referred to therein, and Bank of America, as Administrative Agent.

      "Existing Indentures" means, collectively, the NMUI Indenture and the Suburban Indenture.

      "Existing Letters of Credit" means letters of credit issued under the Existing Credit Agreement which are outstanding on the Closing Date.

      "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by Administrative Agent.

      "Fee Letter" means the letter agreement dated as of the date of this Agreement among Borrower, Administrative Agent and the Arranger.

      "Fiscal Quarter" means the fiscal quarter of Borrower ending on each March 31, June 30, September 30, and December 31.

      "Fiscal Year" means the fiscal year of Borrower ending on each December
31.

      "FRB" means the Board of Governors of the Federal Reserve System of the United States.

      "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

      "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

      "Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central
Bank).

      "Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or
(b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

      "Guarantors" means, collectively, (a) the Persons which are party to the Guaranty as of the Closing Date, and (b) each Person which hereafter becomes a Significant Subsidiary other than any Significant Subsidiary that is not permitted to be a party to the Guaranty based upon any Law applicable to such Subsidiary by reason of its status as a regulated utility (provided that no such Subsidiary shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty) or any Contractual Obligation of such Subsidiary existing on the Closing Date and disclosed to the Administrative Agent on Schedule 5.03.

      "Guaranty" means the Amended and Restated Guaranty made by the Guarantors in favor of Administrative Agent and for the benefit of the Lenders, in form and substance reasonably satisfactory to Administrative Agent.

      "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Honor Date" has the meaning specified in Section 2.03(c)(i).

      "Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

      (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, including without limitation advances for construction (whether or not bearing interest);

      (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial letters of credit), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

      (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts incurred and paid in the ordinary course of business);

      (d) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

      (e)   capital leases and Synthetic Lease Obligations;

      (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person (except to the extent such obligations are honored by the issuance of other Equity Interests), valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

      (g)   all Guarantees of such Person in respect of any of the foregoing.

      Notwithstanding the foregoing provisions of this definition, "Indebtedness" shall not include (i) Contributions in Aid of Construction, or (ii) public indebtedness for borrowed money to the extent that such indebtedness (y) has been defeased pursuant to the terms of the indenture or other instrument under which the same has been issued or (z) has been called redemption and for which funds sufficient to redeem such indebtedness have been irrevocably delivered to a trustee or other representative for such indebtedness to assure the full repayment thereof.

      The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

      "Indemnified Taxes" means Taxes other than Excluded Taxes.

      "Indemnitees" has the meaning specified in Section 10.04(b).

      "Information" has the meaning specified in Section 10.07.

      "Interest Expense" means, for any period, the sum of all interest expense (net of interest income) determined for Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, consistently applied.

      "Interest Payment Date" means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), each Quarterly Payment Date.

      "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by Borrower in its Committed Loan Notice; provided that:

      (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

      (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

      (iii) no Interest Period shall extend beyond the Maturity Date.

      "Internal Control Event" means any determination by Borrower or by its auditors that Borrower has a material weakness in, or fraud that involves management or other employees who have a significant role in, Borrower's internal controls over financial reporting, in each case as described in the Securities Laws.

      "Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

      "IRB" means any industrial revenue bond or similar arrangement.

      "IRS" means the United States Internal Revenue Service.

      "ISP" means, with respect to any Letter of Credit, the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

      "Issuer Documents" means, with respect to any Letter of Credit, the L/C Application, and any other document, agreement and instrument entered into by the L/C Issuer and Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to any such Letter of Credit.

      "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

      "L/C Advance" means, with respect to each Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage.

      "L/C Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

      "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

      "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

      "L/C Expiration Date" means the fifth Business Day prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

      "L/C Fee" has the meaning specified in Section 2.03(i).

      "L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

      "L/C Obligations" means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

      "L/C Sublimit" means an amount equal to $50,000,000. The L/C Sublimit is part of, and not in addition to, the Aggregate Commitments.

      "Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes Swing Line Lender.

      "Lending Office" means, as to any Lender, the office or offices of such Lender described as such in such Lender's Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify Borrower and Administrative Agent.

      "Letter of Credit" means each standby letter of credit issued hereunder and shall include the Existing Letters of Credit.

      "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

      "Loan" means an extension of credit by a Lender to Borrower under Article II in the form of a Committed Loan or a Swing Line Loan.

      "Loan Documents" means this Agreement, each Note, each Issuer Document, the Fee Letter and the Guaranty.

      "Loan Parties" means, collectively, Borrower and each Person (other than Administrative Agent, the L/C Issuer, Swing Line Lender, or any Lender) executing a Loan Document including, without limitation, each Guarantor.

      "Maintenance Capital Expenditures" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of fixed assets which are owned by Borrower or any of its Subsidiaries on the Closing Date, but excluding any Capital Expenditures which add to or significantly improve any such property.

      "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, assets, liabilities (actual or contingent) or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

      "Material Transaction" means each Acquisition or Disposition involving an aggregate consideration (including any assumption of Indebtedness) in an amount which is in excess of $5,000,000.

      "Maturity Date" means February 15, 2013.

      "Maximum Increase Amount" has the meaning specified in Section 2.07(a).

      "Monarch" means Monarch Utility Inc. (formerly known as Tecon Water Companies Incorporated).

      "Monarch Loan Agreement" means the Amended and Restated Master Loan Agreement dated as of September 12, 2005 between Monarch and CoBank ACB, as heretofore amended by a first amendment thereto dated November 6, 2006, and as the same may hereafter be amended in a manner conforming to the requirements of this Agreement.

      "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

      "Negative Pledge" means any covenant binding upon any Person that prohibits the granting of liens on the property of that Person or any of its Affiliates.

      "Net Income" means, for any period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with GAAP, consistently applied.

      "Net Sales Proceeds" means, in respect of any sale, transfer or other disposition of assets by Borrower or any of its Subsidiaries, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, a receivable or otherwise, but only as received) received by Borrower or such Subsidiary from such transaction, net of (a) the reasonable costs of such transaction (including fees and commissions, payments of assumed liabilities relating to the assets conveyed in such transaction and required payments of any Indebtedness (other than any Indebtedness owed to Borrower or such Subsidiary) which is secured by the respective assets which were conveyed in such transaction), (b) the taxes paid or payable as a result of such transaction, and (c) in the case of the sale of any Subsidiary of the Borrower or all or substantially all of the assets of such Subsidiary, the amount of any Indebtedness of that Subsidiary which, according to the terms thereof, must be prepaid or repaid using such Net Sales Proceeds.

      "NMUI" means New Mexico Utilities, Inc., a New Mexico corporation.


      "NMUI Indenture" means the Indenture of Mortgage, dated February 14, 1992, executed by NMUI in favor of Sunwest Bank of Albuquerque, National Association, as amended and as in effect on the date hereof and, subject to Section 7.09, as the same may from time to time be further amended.

      "NMUI Litigation" means (a) the litigation pending between Albuquerque Bernalillo County Water Utility Authority, a political subdivision of the State of New Mexico (the "NM Authority") and NMUI with respect to certain fees charged by the NM Authority and the ownership of certain water rights credits, and (b) the condemnation action instituted by the Water Authority and the City of Rio Rancho, a home-rule municipal corporation, against NMUI.

      "Non-Extension Notice Date" has the meaning specified in Section 2.03(b)(iv).

      "Note" means a promissory note made by Borrower in favor of a Lender evidencing Loans made by such Lender, substantially in the form of Exhibit C.

      "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those arising under any Swap Contract or acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

      "Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-United States jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

      "Other Taxes" means all present or future stamp, intangible or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

      "Outstanding Amount" means (i) with respect to Committed Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

      "Participant" has the meaning specified in Section 10.06(d).

      "Participating Lenders" has the meaning specified in Section 2.07(c).

      "PBGC" means the Pension Benefit Guaranty Corporation.

      "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by Borrower or any ERISA Affiliate or to which Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

      "Permitted Acquisition" means each Acquisition by Borrower or any Subsidiary of Borrower of another Person engaged in the United States in the same or a similar line of business as Borrower and its Subsidiaries, or of assets comprising a business segment of such a Person, and which has not been objected to by the Board of Directors or other management body of the Person being acquired, provided that:

            (i) after giving pro forma effect to such Acquisition, Borrower will have the immediate ability to borrow additional Loans of at least $10,000,000;

            (ii) prior to the consummation of such Acquisition, Borrower shall provide the Administrative Agent with a certification stating that, giving pro forma effect to the consummation thereof, (A) no Default or Event of Default shall have occurred and remain continuing, and (B) where the aggregate consideration paid by Borrower and its Subsidiaries is in excess of $25,000,000 (including cash paid, Indebtedness of the acquired entity assumed by Borrower and its Subsidiaries, and equity securities of the Borrower issued to the seller), attaching pro-forma balance sheets and projections in form and substance reasonably acceptable to the Administrative Agent demonstrating on a pro forma basis that Borrower shall continue to be in compliance with the financial covenants set forth in Section 6.12 and with all other provisions of the Loan Documents and shall have the ability to borrow additional Loans of at least $10,000,000 as of the immediately succeeding Fiscal Quarter;

            (iii) Borrower shall comply with Section 6.13 as to each Person which is the subject of a Permitted Acquisition; and

            (iv) Any Permitted Acquisition made in respect of an Unregulated Subsidiary which involves an aggregate consideration which is in excess of $20,000,000 shall be subject to the prior written consent of the Required Lenders.

      "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

      "Platform" has the meaning specified in Section 6.02.

      "Pro Forma Covenant Default" means, for purposes of Section 7.05(h) that, after giving pro forma effect to the making of the proposed Disposition as of the last day of the most recent fiscal quarter for which Borrower is then required to have delivered financial statements pursuant to Sections 6.01(a) or
(b), Borrower is in pro forma compliance with each of the covenants set forth in
Section 6.12, provided that in making such calculations, Total Indebtedness shall be equal to the amount of the Total Indebtedness of Borrower on the date of Disposition, after giving effect to any related prepayment of the Obligations.

      "Public Lender" has the meaning specified in Section 6.02.

      "Quarterly Payment Date" means the fifteenth calendar day of each March, June, September and December and the Maturity Date.

      "Register" has the meaning specified in Section 10.06(c).

      "Registered Public Accounting Firm" has the meaning specified in the Securities Laws and shall be independent of Borrower as prescribed by the Securities Laws.

      "Regulated Subsidiaries" means (a) as of the Closing Date, the regulated Subsidiaries identified on Schedule 1.01 and (b) thereafter, any Subsidiary of Borrower which is subject to regulation of water or waste water by a Governmental Authority.

      "Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, Administrative Agents and advisors of such Person and of such Person's Affiliates.

      "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

      "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, an L/C Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

      "Required Lenders" means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender's risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed "held" by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

      "Responsible Officer" means, in respect of any Person, the chief executive officer, president, vice president, chief financial officer, chief operating officer, treasurer or assistant treasurer of that Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

      "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest or on account of any return of capital to Borrower's stockholders, partners or members (or the equivalent Person thereof).

      "Sarbanes-Oxley" means the Sarbanes-Oxley Act of 2002.

      "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

      "Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

      "Significant Subsidiary" means, as of each date of determination, each Subsidiary of Borrower that either (a) had revenues for the Fiscal Year then most recently ended which is greater than or equal to 4% of consolidated revenues, or (b) had assets greater than or equal to 4% of the consolidated total assets of Borrower and its Subsidiaries as of the last day of that Fiscal Year, in case each determined in accordance with GAAP, consistently applied.

      "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consolidated stockholders' equity of the Person as of that date determined in accordance with GAAP; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

      "Subordinated Indebtedness" means Borrower's 6.85% convertible subordinated debentures due 2021 and any other Indebtedness of Borrower requiring no payments of principal prior to the date which is one year following the Maturity Date and which is subordinated to the Obligations in a manner approved by the Administrative Agent in writing in the exercise of its reasonable discretion within five Business Days after the distribution of draft documentation to the Lenders relating to such Indebtedness.

      "Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of Borrower.

      "Suburban" means Suburban Water Systems, a California corporation.

      "Suburban Indenture" means the Indenture of Mortgage and Deed of Trust, dated October 1, 1986, executed by Suburban in favor of Security Pacific National Bank, as Trustee, as amended and as in effect on the date hereof and, subject to Section 7.09, as the same may from time to time be further amended.

      "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

      "Swing Line" means the revolving credit facility made available by Swing Line Lender pursuant to Section 2.04.

      "Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to
Section 2.04.

      "Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

      "Swing Line Loan" has the meaning specified in Section 2.04(a).

      "Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

      "Swing Line Sublimit" means an amount equal to the lesser of (a) $15,000,000 and (b) the Aggregate Commitments. The Swing Line Sublimit is part of (although uncommitted), and not in addition to, the Aggregate Commitments.

      "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Indebtedness of such Person (without regard to accounting treatment).

      "Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

      "Total Capitalization" means, as of any date of determination the sum of
(a) Total Indebtedness and (b) Stockholders Equity, in each case as of that date.

      "Total Capitalization Ratio" means, as of each date of determination, the ratio of (a) Total Indebtedness as of that date, to (b) Total Capitalization as of that date.

      "Total Indebtedness" means, as of any date of determination, the consolidated Indebtedness of Borrower and its Subsidiaries outstanding on such date (including without limitation the Subordinated Indebtedness), other than
(a) any obligations in respect of letters of credit which are not issued in support of Indebtedness for borrowed money or any Guarantee of Indebtedness for borrowed money of a third party, (b) any obligations in respect to performance bonds, completion bonds, completion guarantees or similar arrangements to the extent that the same are not required by GAAP to be reflected on the consolidated balance sheet of Borrower as of that date, and (c) any obligations in respect of any IRB, to the extent of any cash held in a project fund or other similar restricted account pending disbursement for the construction of the applicable project in accordance with the documentation governing the issuance of such IRB. For the avoidance of doubt, no item of Indebtedness of the Borrower and its Subsidiaries which is supported by a letter of credit or other credit assurance issued for the account of Borrower or any its Subsidiaries shall be included in "Total Indebtedness" on a duplicative basis with the underlying Indebtedness.

      "Total Outstandings" means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

      "Type" means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

      "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

      "United States" means the United States of America.

      "Unmatured Surviving Obligations" means, as of the date of the termination of the Aggregate Commitments and the repayment of all other Obligations any Obligations that by their terms survive the termination of this Agreement or the other Loan Documents but are not, as of the date of determination, due and payable and for which no outstanding claim has been made.

      "Unregulated Subsidiaries" means, as of each date of determination, each Subsidiary of the Borrower which is not a Regulated Subsidiary as of that date. As of the Closing Date, the Unregulated Subsidiaries are identified on Schedule 1.01.

      "Unreimbursed Amount" has the meaning specified in Section 2.03(c)(i).

      1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

            (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

            (b) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

            (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

      1.03. Accounting Terms. b) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

            (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Administrative Agent, Lenders and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Administrative Agent and Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

            (c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of Borrower and its Subsidiaries or to the determination of any amount for Borrower and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Borrower is required to consolidate pursuant to FASB Interpretation No. 46 - Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

      1.04. Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

      1.05. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).

      1.06. Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.



ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS

      2.01. Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a "Committed Loan") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this
Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

      2.02. Borrowings, Conversions and Continuations of Committed Loans. c) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon Borrower's irrevocable notice to Administrative Agent, which may be given by telephone. Each such notice must be received by Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and
(ii) on the requested date of any Committed Borrowing of Base Rate Committed Loans. Each telephonic notice by Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day),
(iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Eurodollar Rate Loans with an Interest Period of one month. Any such automatic conversion to Eurodollar Rate Loans with an Interest Period of one month shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurodollar Rate Loan.

            (b) Following receipt of a Committed Loan Notice, Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by Borrower, Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to Administrative Agent in immediately available funds at Administrative Agent's Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), Administrative Agent shall make all funds so received available to Borrower in like funds as received by Administrative Agent either by (i) crediting the account of Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Administrative Agent by Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Committed Borrowing is given by Borrower, there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing first, shall be applied, to the payment in full of any such L/C Borrowings, and second, shall be made available to Borrower as provided above.

            (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Committed Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

            (d) Administrative Agent shall promptly notify Borrower and Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, Administrative Agent shall notify Borrower and the Lenders holding such Base Rate Loans of any change in the Base Rate promptly following such change.

            (e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans of the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

      2.03. Letters of Credit. d) The Letter of Credit Commitment.

                     (i)Subject to the terms and conditions set forth herein,
      (a) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section, (1) from time to time on any Business Day during the period from the Closing Date until the L/C Expiration Date, to issue standby Letters of Credit for the account of Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (b) the Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit,
      (x) the Total Outstandings shall not exceed the Aggregate Commitments, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Each Existing Letter of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

                     (ii) The L/C Issuer shall not issue any Letter of Credit, if:

                        (A) subject to Section 2.03(b)(iv), the expiry date of
            such requested Letter of Credit would occur more than two years after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

                        (B) the expiry date of such requested Letter of Credit
            would occur after the L/C Expiration Date, unless all the Lenders have approved such expiry date.

                     (iii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                        (A) any order, judgment or decree of any Governmental
            Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                        (B) the issuance of such Letter of Credit would violate
            one or more policies of the L/C Issuer;

                        (C) except as otherwise agreed by Administrative Agent
            and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $25,000;

                        (D) such Letter of Credit is to be denominated in a
            currency other than Dollars;

                        (E) a default of any Lender's obligations to fund under
            Section 2.03(c) exists or any Lender is at such time a Defaulting Lender hereunder, unless the L/C Issuer has entered into satisfactory arrangements with Borrower or such Lender to eliminate the L/C Issuer's risk with respect to such Lender; or

                        (F) unless specifically provided for in this Agreement,
            such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

                     (iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

                     (v)The L/C Issuer shall be under no obligation to amend any Letter of Credit if (a) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (b) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

                     (vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (a) provided to Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" or "Administrative Agent" as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (b) as additionally provided herein with respect to the L/C Issuer.

            (b) Procedures for Issuance and Amendment of Letters of Credit.

                     (i)Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower delivered to the L/C Issuer (with a copy to Administrative Agent) in the form of an L/C Application, appropriately completed and signed by a Responsible Officer of Borrower. Such L/C Application must be received by the L/C Issuer and Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C
      Issuer: (a) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (b) the amount thereof; (c) the expiry date thereof; (d) the name and address of the beneficiary thereof; (e) the documents to be presented by such beneficiary in case of any drawing thereunder; (f) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (g) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the L/C Issuer (a) the Letter of Credit to be amended; (b) the proposed date of amendment thereof (which shall be a Business Day); (c) the nature of the proposed amendment; and (d) such other matters as the L/C Issuer may require. Additionally, Borrower shall furnish to the L/C Issuer and Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or Administrative Agent may require.

                     (ii) Promptly after receipt of any L/C Application at the address set forth in Section 10.02 for receiving L/C Applications and related correspondence, the L/C Issuer will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has received a copy of such L/C Application from Borrower and, if not, the L/C Issuer will provide Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Letter of Credit.

                     (iii) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

                     (iv) If Borrower so requests in any applicable L/C Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (a) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or
      (b) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from Administrative Agent, any Lender or Borrower that one or more of the applicable conditions specified in
      Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

            (c) Drawings and Reimbursements; Funding of Participations.

                     (i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and Administrative Agent thereof. Not later than 11:00 a.m. on the first Business Day following the date of any payment by the L/C Issuer under a Letter of Credit (each such payment date by the L/C Issuer, an "Honor Date"), Borrower shall reimburse the L/C Issuer through Administrative Agent in an amount equal to the amount of such drawing plus interest on the amount drawn at the rate per annum equal to the Base Rate plus the Applicable Rate from the Honor Date through such reimbursement date. If Borrower fails to so reimburse the L/C Issuer by such time, Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and the amount of such Lender's Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                     (ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available to Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to the L/C Issuer.

                     (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

                     (iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

                     (v)Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of a Default, or
      (c) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

                     (vi) If any Lender fails to make available to Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this
      Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the LC/ Issuer in connection with the foregoing. A certificate of the L/C Issuer submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause
      (vi) shall be conclusive absent manifest error.

            (d) Repayment of Participations.

                     (i)At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise, including proceeds of Cash Collateral applied thereto by Administrative Agent), Administrative Agent will promptly distribute to such Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's L/C Advance was outstanding) in the same funds as those received by Administrative Agent.

                     (ii) If any payment received by Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                     (i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

                     (ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

                     (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

                     (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

                     (v)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower's instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

            (f) Role of L/C Issuer. Each Lender and Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of
Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

            (g) Cash Collateral. Upon the request of Administrative Agent, if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, Borrower shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. Sections 2.05 and 8.02(c) set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes hereof, "Cash Collateralize" means to pledge and deposit with or deliver to Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent and the L/C Issuer (which documents are hereby consented to by Lenders). Derivatives of such term have corresponding meanings. Borrower hereby grants to Administrative Agent, for the benefit of the L/C Issuer and Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Cash collateral shall be maintained in blocked, interest bearing deposit accounts at Bank of America.

            (h) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit) the rules of the ISP shall apply to each standby Letter of Credit.

            (i) L/C Fees. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage an L/C fee (the "L/C Fee") for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section
1.06. L/C Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on each Quarterly Payment Date commencing with the first such date to occur after the issuance of such Letter of Credit, and on the L/C Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all L/C Fees shall accrue at the Default Rate.

            (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum specified in the Fee Letter, computed on the daily amount available to be drawn under such Letter of Credit and on a quarterly basis in arrears. Such fronting fee shall be due and payable on each Quarterly Payment Date commencing with the first such date to occur after the issuance of such Letter of Credit, and on the L/C Expiration Date. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

            (k) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

            (l) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, Borrower shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of Borrower, and that Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

      2.04. Swing Line Loans. e) The Swing Line. Subject to the terms and conditions set forth herein, Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans (each such loan, a "Swing Line Loan") to Borrower from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan,
(i) the Total Outstandings shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender's Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender's Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment, and provided further that the Borrower shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Applicable Percentage times the amount of such Swing Line Loan.

            (b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon Borrower's irrevocable notice to Swing Line Lender and Administrative Agent, which may be given by telephone. Each such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to Swing Line Lender and Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of Borrower. Promptly after receipt by Swing Line Lender of any telephonic Swing Line Loan Notice, Swing Line Lender will confirm with Administrative Agent (by telephone or in writing) that Administrative Agent has also received such Swing Line Loan Notice and, if not, Swing Line Lender will notify Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to Borrower at its office by crediting the account of Borrower on the books of Swing Line Lender in immediately available funds. Lenders agree that Swing Line Lender may agree to modify the borrowing procedures used in connection with the Swing Line in its discretion and without affecting any of the obligations of Lenders hereunder other than notifying Administrative Agent of a Swing Line Loan Notice.

            (c) Refinancing of Swing Line Loans.

                     (i)Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of Borrower (which hereby irrevocably authorizes Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender's Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. Swing Line Lender shall furnish Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to Administrative Agent in immediately available funds for the account of Swing Line Lender at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to Borrower in such amount. Administrative Agent shall remit the funds so received to Swing Line Lender.

                     (ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by Swing Line Lender as set forth herein shall be deemed to be a request by Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender's payment to Administrative Agent for the account of Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

                     (iii) If any Lender fails to make available to Administrative Agent for the account of Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), Swing Line Lender shall be entitled to recover from such Lender (acting through Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Swing Line Lender in connection with the foregoing. A certificate of Swing Line Lender submitted to any Lender (through Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

                     (iv) Each Lender's obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this
      Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, Borrower or any other Person for any reason whatsoever,
      (b) the occurrence or continuance of a Default, or (c) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of Borrower to repay Swing Line Loans, together with interest as provided herein.

            (d) Repayment of Participations.

                     (i)At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if Swing Line Lender receives any payment on account of such Swing Line Loan, Swing Line Lender will promptly distribute to such Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was funded) in the same funds as those received by Swing Line Lender.

                     (ii) If any payment received by Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by Swing Line Lender under any of the circumstances described in
      Section 10.05 (including pursuant to any settlement entered into by Swing Line Lender in its discretion), each Lender shall pay to Swing Line Lender its Applicable Percentage thereof on demand of Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. Administrative Agent will make such demand upon the request of Swing Line Lender. The obligations of Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

            (e) Interest for Account of Swing Line Lender. Swing Line Lender shall be responsible for invoicing Borrower for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender's Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of Swing Line Lender.

            (f) Payments Directly to Swing Line Lender. Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to Swing Line Lender.

      2.05. Prepayments.

            f) Borrower may, upon notice to Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $200,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.

            (b) Borrower shall prepay the Committed Loans in an amount equal to 100% of the aggregate Net Sales Proceeds received upon the consummation of each Disposition (in one transaction or any series of related transactions) other than any Disposition which results in Net Sales Proceeds of less than $7,500,000, as promptly as practical and in any event within two Business Days following receipt by Borrower or its Subsidiaries of such Net Sales Proceeds (but without any permanent reduction in the Aggregate Commitments).

            (c) Each notice of prepayment shall specify the date and amount of the prepayment and the Type(s) of Committed Loans to be prepaid. Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender's Applicable Percentage of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that, in the case of any such notice of an optional prepayment made in connection with a proposed refinancing in full of the Obligations, Borrower shall be permitted to make its notice of such prepayment contingent upon the consummation of such refinancing. Each prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied to the Committed Loans of Lenders in accordance with their respective Applicable Percentages.

            (d) Borrower may, upon notice to Swing Line Lender (with a copy to Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that
(i) such notice must be received by Swing Line Lender and Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by Borrower, Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

            (e) If for any reason the Total Outstandings at any time exceed the Aggregate Commitments then in effect, Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(e) unless after the prepayment in full of the Loans the Total Outstandings exceed the Aggregate Commitments then in effect.

      2.06. Voluntary Termination or Reduction of Commitments. Borrower may, upon notice to Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that
(i) any such notice shall be received by Administrative Agent not later than 11:00 a.m. three Business Days prior to the date of termination or reduction,
(ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) Borrower shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the L/C Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such L/C Sublimit or Swing Line Sublimit shall be automatically reduced by the amount of such excess. In the case of any such notice to terminate the Aggregate Commitments which is made in connection with a proposed refinancing in full of the Obligations, Borrower shall be permitted to make such termination contingent upon the consummation of such refinancing. Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. Any reduction of the Aggregate Commitments pursuant to this Section 2.06 shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

      2.07. Optional Increase in Commitments. g) Provided that no Default or Event of Default shall have occurred and remain continuing, Borrower may by written notice to the Administrative Agent, elect to increase the Aggregate Commitments pursuant to this Section 2.07 by an amount not in excess of $75,000,000 during the term of this Agreement (the "Maximum Increase Amount") and not less than $5,000,000 or, if less, the remaining available portion of the Maximum Increase Amount.

            (b) Each such notice shall specify the date (each, an "Increased Amount Date") on which Borrower proposes that the increase shall be effective, which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent; provided that Borrower shall first offer one or more of the Lenders the opportunity to provide all of the increase prior to approaching any other Person that is an Eligible Assignee; provided, further, that any Lender offered or approached to provide all or a portion of the increase may elect or decline, in its sole discretion, to provide any portion of the increase, and no Lender shall, as a result of such rejection, be deemed to be in default in any respect hereunder.

            (c) Subject to the foregoing, any such increase in the Aggregate Commitments shall become effective as of such Increased Amount Date or such later date as may be mutually agreeable to Borrower, Administrative Agent and the Lenders or Eligible Assignees providing the increased Aggregate Commitments (the "Participating Lenders"). Upon the effectiveness of any such increase, Borrower shall issue replacement Notes to each Participating Lender, and the Applicable Percentage of each Lender and each Participating Lender will be adjusted to give effect to the increase in the Aggregate Commitments and set forth in a new Schedule 2.01 issued by Administrative Agent. In addition, each Participating Lender shall execute and deliver to Borrower and Administrative Agent an agreement whereby such Participating Lender agrees to provide the portion of the Aggregate Commitments identified to such Participating Lender in the revised Schedule 2.01 referred to in the preceding sentence and each Participating Lender that is not already a Lender agrees to become a Lender and be bound by the terms and conditions of this Agreement.

      2.08. Repayment of Loans.

            (a) Borrower shall repay to Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.

            (b) Borrower shall repay to Swing Line Lender each Swing Line Loan on the Maturity Date.

      2.09. Interest. h) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

            (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                     (ii) If any amount (other than principal of any Loan) payable by Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                     (iii) Upon the request of the Required Lenders, while any Event of Default exists, Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

                     (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

            (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

      2.10. Fees. In addition to the fees described in subsections (i) and (j) of Section 2.03:

            (a) Non-Use Fee. Borrower shall pay to Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a non-use fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The non-use fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on each Quarterly Payment Date to occur after the Closing Date, and on the Maturity Date. The non-use fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For purposes of computing the non-use fee, Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments.

            (b) Administrative Agent's Fees. Borrower shall pay to Administrative Agent for Administrative Agent's own account, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

            (c) Lenders' Upfront Fee. On the Closing Date, Borrower shall pay to Administrative Agent, for the account of each Lender, an upfront fee in an amount specified in the Fee Letter. Such upfront fees are for the credit facilities committed by Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

      2.11. Computation of Interest and Fees.

            (a) All computations of interest for Base Rate Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (b) If, as a result of any restatement of or other adjustment to the financial statements of the Borrower or for any other reason, the Borrower or the Lenders determine that (i) the Total Capitalization Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Total Capitalization Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under
Section 2.03(c)(iii), 2.03(i) or 2.09(b) or under Article VIII. The Borrower's obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

      2.12. Evidence of Debt. i) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by Administrative Agent in the ordinary course of business. The accounts or records maintained by Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by Lenders to Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of Administrative Agent in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through Administrative Agent, Borrower shall execute and deliver to such Lender (through Administrative Agent) a Note, which shall evidence such Lender's Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

            (b) In addition to the accounts and records referred to in subsection (a), each Lender and Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of Administrative Agent shall control in the absence of manifest error.

      2.13. Payments Generally; Administrative Agent's Clawback. j) General. All payments to be made by Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by Borrower hereunder shall be made to Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 12:00 noon on the date specified herein. Administrative Agent will promptly distribute to each Lender its Applicable Percentage(or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by Administrative Agent after 12:00 noon shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

            (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to Administrative Agent such Lender's share of such Committed Borrowing, Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to Administrative Agent, then the applicable Lender and Borrower severally agree to pay to Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to Borrower to but excluding the date of payment to Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by Administrative Agent in connection with the foregoing and (b) in the case of a payment to be made by Borrower, the interest rate applicable to Base Rate Loans. If Borrower and such Lender shall pay such interest to Administrative Agent for the same or an overlapping period, Administrative Agent shall promptly remit to Borrower the amount of such interest paid by Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to Administrative Agent, then the amount so paid shall constitute such Lender's Committed Loan included in such Committed Borrowing. Any payment by Borrower shall be without prejudice to any claim Borrower may have against a Lender that shall have failed to make such payment to Administrative Agent.

                  (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that Borrower will not make such payment, Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if Borrower has not in fact made such payment, then each of Lenders or the L/C Issuer, as the case may be, severally agrees to repay to Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

            (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to Borrower by Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.

            (d) Obligations of Lenders Several. The obligations of Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments under Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, purchase its participation or to make its payment under Section 10.04(c).

            (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

      2.14. Sharing of Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender's receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

                     (i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

                     (ii) the provisions of this Section shall not be construed to apply to (x) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

      Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.



ARTICLE III.      TAXES, YIELD PROTECTION AND ILLEGALITY

      3.01. Taxes.

            (a) Payments Free of Taxes. Subject to Section 3.01(e), any and all payments by Borrower to or on account of any obligation of Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if Borrower shall be required by any applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then, subject to Section 3.01(e), (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and
(iii) Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) Payment of Other Taxes by Borrower. Without limiting the provisions of subsection (a) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) Indemnification by Borrower. Subject to Section 3.01(e), Borrower shall indemnify Administrative Agent, each Lender and the L/C Issuer, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender or the L/C Issuer (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

            (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

            (e) If Administrative Agent, the L/C Issuer or any Lender is not a United States Person (each a "Foreign Lender"), it shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Foreign Lender party hereto on the Closing Date and on the date of the Assignment and Acceptance pursuant to which it becomes a party hereto in the case of each other Foreign Lender, and from time to time thereafter as reasonably requested in writing by Borrower (but only so long thereafter as such Foreign Lender remains lawfully able to do so), provide each of Administrative Agent and Borrower with two original Internal Revenue Service Forms W-8BEN and/or Form W-8IMY, as applicable (in each case, certifying that it is entitled to benefits under an income tax treaty to which the United States is a party) or W-8ECI, or in the case of a Foreign Lender that has certified in writing to the Administrative Agent that it is not (i) a "bank" as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of
Section 871(h)(3)(B) of the Code) of Borrower or any Subsidiary of Borrower or
(iii) a controlled foreign corporation related to Borrower (within the meaning of Section 864(d)(4) of the Code), Internal Revenue Service Form W-8BENI or Form W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Foreign Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement. If the forms provided by a Foreign Lender at the time such Foreign Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Indemnified Taxes; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Foreign Lender becomes a party to this Agreement, the Foreign Lender assignor was entitled to payments under subsection (a) of this Section 3.01 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Indemnified Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Indemnified Taxes) United States withholding tax, if any, applicable with respect to the Foreign Lender assignee on such date. To the extent required by applicable law, each Foreign Lender that is a United States person shall, on the date of its execution and delivery of this Agreement in the case of each Foreign Lender party to the Closing Date and on the date of the Assignment and Acceptance pursuant to which it becomes a Foreign Lender in the case of each other Foreign Lender, upon expiration or obsolescence of any form previously submitted under this Section 3.01(e), and from time to time thereafter as reasonably requested in writing by Borrower or Administrative Agent (but only so long thereafter as such Foreign Lender remains lawfully able to do so), provide each of Administrative Agent and Borrower with two original Internal Revenue Service Forms W-9 (or successor forms) establishing that such Foreign Lender is not subject to U.S. backup withholding tax. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8EC1 or the related certificate described above, that the applicable Foreign Lender reasonably considers to be confidential, such Foreign Lender shall give notice thereof to Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Foreign Lender has failed to provide Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Foreign Lender shall not be entitled to payments of additional amounts or indemnification under subsection (a) or (c) of this Section 3.01 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Foreign Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, Borrower shall take such steps as such Foreign Lender shall reasonably request to assist such Foreign Lender to recover such Taxes.

            (g) Treatment of Certain Refunds. If Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that Borrower, upon the request of Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Administrative Agent, such Lender or the L/C Issuer in the event Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require Administrative Agent, any Lender or the L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

      3.02. Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Borrower through Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due under Section 3.05 in accordance with the terms thereof due to such prepayment or conversion.

      3.03. Inability to Determine Rates. If Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or (c) the Eurodollar Base Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, Administrative Agent will promptly so notify Borrower and each Lender. Thereafter, the obligation of Lenders to make or maintain Eurodollar Rate Loans shall be suspended until Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

      3.04. Increased Costs. k) Increased Costs Generally. If any Change in Law shall:

                     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Rate) or the L/C Issuer;

                     (ii) subject any Lender or the L/C Issuer to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

                     (iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

            (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender's or the L/C Issuer's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the L/C Issuer's capital or on the capital of such Lender's or the L/C Issuer's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the L/C Issuer's policies and the policies of such Lender's or the L/C Issuer's holding company with respect to capital adequacy), then from time to time Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender's or the L/C Issuer's holding company for any such reduction suffered.

            (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to Borrower shall be conclusive absent manifest error. Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

            (d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender's or the L/C Issuer's right to demand such compensation, provided that Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or the L/C Issuer, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the L/C Issuer's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

      3.05. Compensation for Losses. Upon demand of any Lender (with a copy to Administrative Agent) from time to time, Borrower shall promptly compensate such Lender for and hold such Lender harmless from any reasonable loss, cost or expense incurred by it as a result of:

            (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

            (b) any failure by Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. For purposes of calculating amounts payable by Borrower to Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Base Rate used in determining the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

      3.06. Mitigation Obligations. If any Lender requests compensation under
Section 3.04, or Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and
(ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

      3.07. Survival. All of Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.

      3.08. Replacement Lenders. If (i) any Lender requests compensation under
Section 3.01 or 3.04, (ii) any Lender is not obligated to fund or maintain Eurodollar Rate Loans pursuant to Section 3.02, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iv) any Lender has failed to fund any portion of its Loans hereunder required to be funded by it within one Business Day of the date required to be funded by it or (v) any Lender has not consented to a proposed amendment, modification or waiver under this Agreement that requires the consent of all Lenders and which has been approved by Required Lenders, then Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

            (a) either Borrower or the new Lender shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b); and

            (b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or Borrower (in the case of all other amounts).

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

      4.01. Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

            (a) Administrative Agent's receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to Administrative Agent and each of the Lenders:

                     (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to Administrative Agent, each Lender and Borrower;

                     (ii) a Note executed by Borrower in favor of each Lender requesting a Note;

                     (iii) such certified resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

                     (iv) such documents and certifications as Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where such Loan Party is qualified to do business, other than the good standing certificates permitted to be delivered by the Borrower following the Closing Date pursuant to Section 6.05;

                     (v)The favorable opinion of DLA Piper Rudnick addressed to Administrative Agent and each Lender, as to the matters set forth concerning the Loan Parties and the Loan Documents in form and substance reasonably satisfactory to Administrative Agent;

                     (vi) a certificate of a Responsible Officer of each Loan Party either (a) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (b) stating that no such consents, licenses or approvals are so required;

                     (vii) a certificate signed by a Responsible Officer of Borrower certifying (a) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (b) that there has been no event or circumstance since December 31, 2006 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (c) stating the Total Capitalization Ratio as of December 31, 2007, (d) that no Internal Control Event has occurred since December 31, 2006 which involves (A) an impact upon EBITDA in an amount which is in excess of $1,000,000, or (B) fraud, error or irregularity on the part of any Responsible Officer of the Borrower or its Significant Subsidiaries or any other management staff of Borrower and its Significant Subsidiaries having responsibility for the design or supervision of internal controls or the preparation of financial statements of Borrower and its Subsidiaries, and (e) that, as of the Closing Date, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries in any court or before any arbitrator or governmental authority that could reasonably be expected to have a Material Adverse Effect;

                     (viii) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

                     (ix) such other assurances, certificates, documents, consents or opinions as Administrative Agent, the L/C Issuer, Swing Line Lender or the Required Lenders reasonably may require.

            (b) Any fees required to be paid on or before the Closing Date shall have been paid.

            (c) Unless waived by Administrative Agent, Borrower shall have paid all fees, charges and disbursements of counsel to Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Administrative Agent).

      Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

      4.02. Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

            (a) The representations and warranties of Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in subsections (a) and (b) of
Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

            (b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

            (c) Administrative Agent and, if applicable, the L/C Issuer or Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

            (d) Administrative Agent shall have received, in form and substance reasonably satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as Administrative Agent or the Required Lenders reasonably may require.

Each Request for Credit Extension submitted by Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.



ARTICLE V.        REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Administrative Agent and the Lenders, on the Closing Date, and on each other date that the Borrower makes or is deemed to have made such representations, that:

      5.01. Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each Subsidiary thereof (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.02. Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which Borrower or any of its Subsidiaries is a party or affecting the properties of Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Borrower or any of its Subsidiaries or their property is subject; or (c) violate any Law in any material respect (or, in any event, in any manner known to Borrower). Borrower and each Subsidiary thereof is in compliance with all Contractual Obligations referred to in clause (b)(i), except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

      5.03. Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document. No Subsidiary of the Borrower is not a party to the Guaranty as of the Closing Date except to the extent that (a) such Subsidiary is not a Significant Subsidiary, or (b) such Subsidiary is not permitted to be a party to the Guaranty based upon a Law applicable to such Subsidiary by reason of its status as a regulated utility (provided that no such Subsidiary shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty).

      5.04. Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally, and general principles of equity.

      5.05. Financial Statements; No Material Adverse Effect. l) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and
(iii) show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

            (b) The unaudited consolidated balance sheets of Borrower and its Subsidiaries dated September 30, 2007, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end adjustments.

            (c) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) The consolidated forecasted balance sheet and statements of income and cash flows of Borrower and its Subsidiaries delivered pursuant to
Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's best estimate of its future financial performance.

      5.06. Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect There are no material actions, suits, proceedings, claims or disputes pending against Borrower and its Subsidiaries not listed on Schedule 5.06. Without limitation on the foregoing (a) the aggregate exposure of Borrower and its Subsidiaries for effluent treatment fees to the Albuquerque Bernalillo County Water Utility Authority as of the Closing Date does not exceed $5,700,000, plus approximately $90,000 per month thereafter (it being understood that the foregoing amount is a statement of the maximum amount of the claim asserted against NMUI in the NMUI Litigation and is contested by the Borrower), and (b) as of the Closing Date there are no other material monetary claims in the NMUI Litigation against NMUI, the Borrower or its other Subsidiaries, it being understood that the NMUI Litigation, other than the portions described in part (a) of this sentence, involves claims over the ownership of certain water rights credits and a condemnation action rather than a monetary claim against NMUI, the Borrower or its other Subsidiaries.

      5.07. No Default. Neither Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

      5.08. Ownership of Property; Liens. Each of Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

      5.09. Environmental Compliance. Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof Borrower has reasonably concluded that (i), such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) except as disclosed on Schedule 5.09, there are no proceedings pending against Borrower or any of its Subsidiaries alleging any violation of Environmental Laws.

      5.10. Insurance. The properties of Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Borrower, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or the applicable Subsidiary operates.

      5.11. Taxes. Borrower and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP and except immaterial taxes and tax returns. To the best knowledge of Borrower, there is no proposed tax assessment against Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

      5.12. ERISA Compliance. m) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to
Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

            (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

            (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

      5.13. Subsidiaries. As of the Closing Date, Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens (other than any such Equity Interests not owned by Borrower or one of its Subsidiaries). Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in Borrower have been validly issued and are fully paid and nonassessable.

      5.14. Margin Regulations; Investment Company Act; Public Utility Holding Company Act. n) Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

            (b) None of Borrower, any Person Controlling Borrower, or any Subsidiary is or is required to be registered as an "investment company" under the Investment Company Act of 1940, or is otherwise subject thereto in any manner which would prohibit the credit facilities described herein.

      5.15. Disclosure. Borrower has disclosed to Administrative Agent and Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

      5.16. Compliance with Laws. Each of Borrower and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      5.17. Intellectual Property; Licenses, Etc. Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except to the extent that such conflicts may not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Borrower or any Subsidiary infringes upon any rights held by any other Person, except to the extent that such conflicts may not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

      5.18. Debt Instruments; Restrictions on Restricted Payments and Loans. As of the Closing Date, neither Borrower nor any of its Subsidiaries is a party to any instrument, document or agreement governing Indebtedness in an amount which is in excess of $1,000,000 other than the Existing Indentures, the Monarch Loan Agreement and each of the items identified on Schedule 7.03 as being in excess of $1,000,000. No Subsidiary of the Borrower is subject to any restriction upon its ability to make Restricted Payments or to make loans to or investments in the Borrower except:

            (a) the restrictions set forth in the Existing Indentures and the Monarch Loan Agreement as of the date hereof;

            (b) restrictions set forth in future instruments, documents and agreements which have been entered into in compliance with Section 7.09; and

            (c) restrictions imposed by Law.



ARTICLE VI. AFFIRMATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than Unmatured Surviving Obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:

      6.01. Financial Statements. Deliver to Administrative Agent a sufficient number of copies for delivery by Administrative Agent to each Lender, in form and detail reasonably satisfactory to Administrative Agent and the Required
Lenders:

            (a) as soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such statements to be audited and accompanied by a report and opinion of KPMG, LLP, PricewaterhouseCoopers or another independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit;

            (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such statements to be certified by a Responsible Officer of Borrower as fairly presenting the financial condition, results of operations, shareholders' equity and cash flows of Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end adjustments and the absence of footnotes; and

            (c) concurrently with the financial statements set forth in (a), forecasts prepared by management of Borrower, in a form similar to the projections heretofore presented to the Administrative Agent and in any event reasonably satisfactory to Administrative Agent, of consolidated balance sheets and statements of income or operations and cash flows of Borrower and its Subsidiaries on an annual basis for a period, not less than three years, including the Maturity Date.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower's website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on Borrower's behalf on an Internet or intranet website, if any, to which each Lender and Administrative Agent have access (whether a commercial, third-party website or whether sponsored by Administrative Agent); provided that: (i) Borrower shall deliver paper copies of such documents to Administrative Agent upon request of Administrative Agent or any Lender until a written request to cease delivering paper copies is given by Administrative Agent or such Lender and (ii) Borrower shall provide to Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents and Administrative Agent shall post such documents and notify (which may be by facsimile or electronic mail) each Lender of the posting of any such documents.

      6.02. Certificates; Other Information. Deliver to Administrative Agent a sufficient number of copies for delivery by Administrative Agent to each Lender, in form and detail satisfactory to Administrative Agent and the Required
Lenders:

            (a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Borrower;

            (b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Administrative Agent pursuant hereto;

            (c) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Subsidiary thereof pursuant to the terms of any indenture, loan or credit or similar agreement governing Indebtedness in a principal amount which exceeds $5,000,000 and not otherwise required to be furnished to the Lenders pursuant to
Section 6.01 or any other clause of this Section 6.02;

            (d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-United States jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

            (e) promptly, and in any event within five Business Days following the execution thereof, copies of (i) each amendment to the Existing Indentures, the Monarch Loan Agreement, and (ii) each instrument, document or agreement governing Indebtedness of the Borrower or any of its Subsidiaries;

            (f) promptly, such additional information regarding the business, financial or corporate affairs of Borrower or any Subsidiary, or compliance with the terms of the Loan Documents, as Administrative Agent or any Lender may from time to time reasonably request; and

            (g) provide the notices required by Section 6.13.

Borrower hereby acknowledges that (a) Administrative Agent will make available to Lenders and the L/C Issuer materials and/or information provided by or on behalf of Borrower hereunder (collectively, "Borrower Materials") by posting Borrower Materials on IntraLinks or another similar electronic system (the "Platform") and (b) certain of the Lenders may be "public-side" Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrower or its securities) (each, a "Public Lender"). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, shall mean that the word "PUBLIC" shall appear prominently on the first page thereof;
(x) by marking Borrower Materials "PUBLIC", Borrower shall be deemed to have authorized Administrative Agent, the L/C Issuer and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor"; and (z) Administrative Agent shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor".

      The Administrative Agent will promptly distribute to the Lenders any information supplied to the Administrative Agent by the Borrower which the Borrower requests that they distribute to the Lenders.

      6.03. Notices. Promptly notify Administrative Agent and each Lender:

            (a) of the occurrence of any Default;

            (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Borrower or any Subsidiary and any Governmental Authority; or
(iii) the commencement of, or any material development in, any litigation or proceeding affecting Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

            (c) of the occurrence of any ERISA Event;

            (d) of any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary, including any determination by the Borrower referred to in Section 2.11(b); and

            (e) of the occurrence of any Internal Control Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Borrower setting forth details of the occurrence referred to therein and stating what action Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

      6.04. Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by Borrower or such Subsidiary; and (c) all material Indebtedness, as and when due and payable, (including any applicable grace periods) but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

      6.05. Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by
Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. Borrower agrees that it shall deliver to the Administrative Agent, no later than 30 days after the Closing Date (i) with respect to ECO Resources, Inc., a Texas corporation, a certificate of good standing from the State of Alabama Department of Revenue and (ii) with respect to SWWC Services, Inc., a Delaware corporation, a certificate of good standing from the State of Alabama Department of Revenue and certificates of good standing from the Secretary of State of each of Louisiana and New Mexico.

      6.06. Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

      6.07. Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days' prior notice to Administrative Agent of termination, lapse or cancellation of such insurance, provided that 10 days' prior notice shall be given to Administrative Agent when such termination, lapse or cancellation is due to Borrower's failure to pay insurance premiums.

      6.08. Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, write, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

      6.09. Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over Borrower or such Subsidiary, as the case may be.

      6.10. Inspection Rights. Permit representatives and independent contractors of Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and independent public accountants, all at the reasonable expense of Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrower, provided that, unless a Default or Event of Default has occurred and remains continuing:

      (a) Administrative Agent shall provide Borrower with five Business Days prior notice of any visit or inspection under this Section 6.10; and

      (b) Borrower shall not be required to pay expenses for more than one visit in any calendar year.

      6.11. Use of Proceeds. Use the proceeds of the Credit Extensions for general corporate purposes not in contravention of any Law or of any Loan Document and to repay its obligations under the Existing Credit Agreement.

      6.12. Financial Covenants.

            (a) Total Capitalization Ratio. Maintain, as of the last day of each Fiscal Quarter, Total Capitalization Ratio which is not greater than 60% as of the last day of each Fiscal Quarter.

            (b) EBITDA Coverage Ratio. Maintain, as of the last day of each Fiscal Quarter, an EBITDA Coverage Ratio, of not less than 1.20 to 1.00 as of the last day of each Fiscal Quarter.

            (c) Bondable Capacity Ratio. Maintain, as of the last day of each Fiscal Quarter, a ratio of (i) aggregate Bondable Capacity as of that date minus the aggregate principal amount of the Total Indebtedness of Borrower's Subsidiaries (but not Borrower) as of that date to (ii) the Total Indebtedness of Borrower (but not its Subsidiaries) minus Subordinated Indebtedness, of not less than 1.20 to 1.00.

            (d) Operating Income. Maintain, as of the last day of each Fiscal Quarter, a ratio of (i) aggregate segment operating income of the Regulated Subsidiaries, to (ii) consolidated total segment operating income (excluding corporate and other) in each case determined consistently with GAAP and consistently with the past practices of Borrower for the twelve month period then ended, of not less than 0.65 to 1.00.

      6.13. Additional Guarantors. Notify Administrative Agent at the time that any Person becomes a Significant Subsidiary, and promptly thereafter (and in any event within 10 days), cause such Person to:

            (a) become a Guarantor by executing and delivering to Administrative Agent a counterpart of the Guaranty or such other document as Administrative Agent shall deem appropriate for such purpose, except to the extent that such Subsidiary is not permitted to be a party to the Guaranty based upon a Law applicable to such Subsidiary by reason of its status as a regulated utility (provided that no such Subsidiary shall be obligated to apply for any discretionary regulatory approvals which would be required to permit its execution of the Guaranty) or a Contractual Obligation of such Subsidiary existing on the date of the Acquisition thereof (and not created in contemplation of such Acquisition); and

            (b) deliver to Administrative Agent documents of the types referred to in clauses (iii) and (iv) of Section 4.01(a) and, to the extent such Person is a Guarantor, favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to Administrative Agent.

ARTICLE VII.      NEGATIVE COVENANTS

      So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than an Unmatured Surviving Obligation) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

      7.01. Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

            (a) Liens pursuant to any Loan Document;

            (b) Liens existing on the date hereof and listed on Schedule 7.01;

            (c) Liens on property of any Regulated Subsidiary securing Indebtedness of that Subsidiary incurred pursuant to Section 7.03(e), but not securing any other obligations or Indebtedness;

            (d) Liens on property of any Unregulated Subsidiary securing Indebtedness of that Subsidiary incurred pursuant to Section 7.03(f), but not securing any other obligations or Indebtedness;

            (e) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

            (f) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

            (g) pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

            (h) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (i) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

            (j) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h) or securing appeal or other surety bonds related to such judgments;

            (k) Liens on Property of Monarch securing the Indebtedness under the Monarch Loan Agreement;

            (l) Liens, deposits and/or pledges made in the ordinary course of business to secure the performance of operating leases;

            (m) Liens on restricted cash held by Borrower or any of its Subsidiaries which is the proceeds of Indebtedness issued in accordance with the terms of Section 7.03 in favor of or otherwise contractually benefiting the holders of such Indebtedness, pending application thereof to the specific purpose for which such restricted cash was delivered to Borrower or the respective Subsidiary;

            (n) Liens benefiting customers of Borrower and its Subsidiaries on cash collected by Borrower and its Subsidiaries on behalf of such customers, or provided to Borrower and its Subsidiaries by such customers, and held by Borrower or any of its Subsidiaries pending distribution thereof to such customers;

            (o) Liens on property of Borrower securing Indebtedness of Borrower incurred pursuant to Section 7.03(e)(v); and

            (p) Liens on property of Borrower and its Subsidiaries acquired using the proceeds of Indebtedness incurred pursuant to Section 7.03(h), securing such Indebtedness and permitted refinancings thereof.

      7.02. Investments. Make any Investments, except:

            (a) Investments held by Borrower or such Subsidiary in the form of cash equivalents or short-term marketable debt securities;

            (b) Permitted Acquisitions;

            (c) advances to officers, directors and employees of Borrower and its Subsidiaries in the ordinary course of business;

            (d) Investments of Borrower in any Subsidiary and Investments of any Subsidiary in Borrower or in another Subsidiary;

            (e) Endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from account debtors to the extent reasonably necessary in order to prevent or limit loss;

            (g) Investments of restricted cash described in Section 7.01(m) in accordance with the documents governing such restricted cash; and

            (h) Other Investments made on a date when no Default or Event of Default has occurred and remains continuing in an aggregate amount not to exceed $10,000,000.

      7.03. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness under the Loan Documents;

            (b) Indebtedness under the Monarch Loan Agreement which is outstanding on the Closing Date;

            (c) Indebtedness under the Existing Indentures which is outstanding on the Closing Date, and refinancings thereof which do not increase the principal amount outstanding thereunder;

            (d) Other Indebtedness outstanding on the date hereof and listed on
Schedule 7.03 and, subject to Section 7.09, renewals, extensions or refinancings thereof;

            (e) Indebtedness of Borrower and the Regulated Subsidiaries (including any increase of the amount outstanding under the Existing Indentures which would not be permitted by clause (c)); provided that such Indebtedness,
(i) shall not be secured by, or contain a Negative Pledge binding upon the properties of Borrower, (ii) shall not be secured by, or contain a Negative Pledge binding upon any Person other than the Person which is the primary obligor in respect of such Indebtedness, (iii) shall not be supported by any guarantees of any other Subsidiary, (iv) shall not be in an aggregate principal amount which is in excess of $40,000,000 at any time, and (v) except to the extent of Indebtedness in an aggregate amount not to exceed $5,000,000 at any time, such Indebtedness is governed by instruments, documents and agreements which comply with the provisions of Section 7.09;

            (f) Indebtedness of Unregulated Subsidiaries in an aggregate principal amount not to exceed $10,000,000;

            (g) Subordinated Indebtedness of Borrower; and

            (h) Indebtedness of Borrower (including obligations in respect of Capital Lease Obligations) incurred to directly finance the acquisition of fixed or capital assets, and refinancings thereof which do not increase the principal amount outstanding thereunder, in each case in an aggregate principal amount which does not exceed $40,000,000 at any time.

      7.04. Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or make any Disposition of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

            (a) any Subsidiary may merge or consolidate with or liquidate or dissolve into (i) Borrower, provided that Borrower shall be the continuing or surviving Person and that Borrower does not assume any substantial Indebtedness (other than Indebtedness permitted to be incurred by Borrower pursuant to this Agreement) by reason of such merger, or (ii) any one or more other Subsidiaries, provided that (x) when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, and (y) when a Guarantor is merging with another Subsidiary, a Guarantor shall be the surviving Person;

            (b) any Person may merge or consolidate with or into a Subsidiary of Borrower in connection with a Permitted Acquisition;

            (c) any Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to Borrower or to another Subsidiary; provided that if the transferor in such a transaction is a Subsidiary, then the transferee must either be Borrower or a Subsidiary and, provided further that if the transferor of such assets is a Guarantor, the transferee must either be Borrower or a Guarantor;

            (d) Dispositions permitted by Section 7.05.

      7.05. Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

            (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

            (b) Dispositions of inventory in the ordinary course of business;

            (c) Dispositions of property by any Subsidiary to Borrower or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Guarantor, the transferee thereof must either be Borrower or a Guarantor;

            (d) Dispositions of cash equivalents or short-term marketable debt securities;

            (e) Dispositions of delinquent accounts receivable in the ordinary course of business;

            (f) Leases, subleases and licenses in ordinary course of business;

            (g) Dispositions in connection with transactions that are permitted pursuant to Section 7.02 or Section 7.04 (other than clause (d) thereof);

            (h) Dispositions for fair market value made when no Default or Event of Default has occurred and remains continuing or would result therefrom (including any Pro Forma Covenant Default), for an aggregate consideration not to exceed $25,000,000 during the term of this Agreement; and

            (i) Dispositions of NMUI or all or substantially all of its assets which are required by compulsory process of law pursuant to the NMUI litigation, provided that not less than ten Business Days prior to the making of any such Disposition, the Borrower shall deliver a certificate to the Administrative Agent stating that no Default or Event of Default would result therefrom (including any Pro Forma Covenant Default).

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      7.06. Restricted Payments(a) . Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, or issue or sell any Equity Interests, if a Default or Event of Default shall have occurred and remains continuing or if a Default or Event of Default would occur as a result thereof.

      7.07. Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by Borrower and its Subsidiaries on the date hereof or any business substantially related or incidental thereto or reasonable extensions thereof.

      7.08. Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to Borrower or such Subsidiary as would be obtainable by Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate, provided that the foregoing restriction shall not apply to transactions between or among Borrower and it Subsidiaries or between and among Subsidiaries.

      7.09. Burdensome Agreements. Amend or modify any Contractual Obligation in effect as of the Closing Date (including without limitation any amendments to the Existing Indentures or the Monarch Loan Agreement), or enter into or assume any Contractual Obligation which:

            (a) limits the ability of any Subsidiary to make loans, distributions or other Restricted Payments to Borrower or any Guarantor or to otherwise transfer property to Borrower or any Guarantor, in each case in a manner which either (i) is more restrictive than the provisions of the Existing Indentures, as in effect on the Closing Date (as determined by the Administrative Agent in the reasonable exercise of its discretion) or (ii) has not been approved by the Administrative Agent in writing in the exercise of its reasonable discretion within five Business Days after the distribution of draft documentation to the Lenders relating to such proposed amendment or modification;

            (b) limits the ability of any Subsidiary to Guarantee the Indebtedness of Borrower in a manner which either (i) is more restrictive than the provisions of the Existing Indentures as of the Closing Date (as determined by the Administrative Agent in the reasonable exercise of its discretion), or (ii) has not been approved by the Administrative Agent in the exercise of its reasonable discretion within five Business Days after distribution of draft documentation to the Lenders relating to such proposed amendment or modification;

            (c) limits the ability of any Subsidiary (other than the Subsidiary which is the nominal obligor with respect to such Contractual Obligation) to create, incur, assume or suffer to exist Liens on its property; or

            (d) limits the ability of the Borrower to create, incur, assume or suffer to exist Liens on its property, except (i) in respect of, and to the extent of, any property which is financed with Indebtedness incurred pursuant to such Contractual Obligation, or (ii) such limitations as do not restrict the granting of Liens to the Administrative Agent.

      7.10. Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

      7.11. Subordinated Indebtedness. Make any prepayments of principal, interest or other amounts due in respect of any Subordinated Indebtedness, provided that the Borrower may make prepayments of any Subordinated Indebtedness
(a) to the extent using the proceeds of new Subordinated Indebtedness which has no payments due within one year following the Maturity Date and an average life to maturity which is longer than the Subordinated Indebtedness being prepaid, and (b) to the extent required by the estate redemption provisions of the Borrower's 6.85% convertible subordinated debentures due 2021 (as in effect on the Closing Date) or the similar provisions of any future Subordinated Indebtedness.



ARTICLE VIII.     EVENTS OF DEFAULT AND REMEDIES

      8.01. Events of Default. Any of the following shall constitute an Event of
Default:

            (a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee or other amount payable hereunder; or

            (b) Specific Covenants. (i) Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.05 (as to the preservation of the existence of Borrower and its Significant Subsidiaries), 6.10, 6.12, 6.13, 7.01, 7.03, 7.04, 7.05, 7.06, 7.09, 7.10 or 7.11, (ii)
Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.02 and such failure continues for 10 days after notice shall have been given to Borrower by Administrative Agent or (iii) any Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

            (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice shall have been given to Borrower by Administrative Agent; or

            (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

            (e) Cross-Default. Borrower or any Subsidiary (a) fails to make any payment when due after giving effect to any applicable notice and cure periods (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 (including any such Indebtedness or Guarantee which is in default as a result of being cross-defaulted to any Indebtedness or Guarantee of a smaller amount), or (b) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs in each case after giving effect to any applicable notice and cure periods, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or administrative agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or

            (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Significant Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

            (g) Inability to Pay Debts; Attachment. (i) Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

            (h) Judgments. There is entered against Borrower or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), and (a) enforcement proceedings are commenced by any creditor upon such judgment or order, or (b) there is a period of 20 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, provided that no judgment against Borrower and its Subsidiaries in respect of the NUMI Litigation shall be construed to constitute an Event of Default under this clause (h) unless the amount thereof is in excess of $6,000,000 and there have been one or more other judgments against Borrower and its Subsidiaries aggregating $1,000,000 or more during the twelve month period prior to the entry of any such judgment in the NUMI Litigation; or

            (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

            (j) Invalidity of Loan Documents. Any Loan Document or any provision thereof, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document or any provision thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document or any provision thereof; or

            (k) Change of Control. There occurs any Change of Control with respect to Borrower; or

            (l) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

      8.02. Remedies Upon Event of Default. If any Event of Default occurs and is continuing, Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

            (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

            (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower;

            (c) require that Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

            (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of Administrative Agent or any Lender.

      8.03. Application of Funds. After the exercise of remedies provided for in
Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by Administrative Agent in the following order:

      First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to Administrative Agent (including fees and time charges for attorneys who may be employees of Administrative Agent) and amounts payable under Article III) payable to Administrative Agent in its capacity as such;

      Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and L/C fees) payable to Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer (including fees and time charges for attorneys who may be employees of any Lender or the L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

      Third, to payment of that portion of the Obligations constituting accrued and unpaid L/C fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

      Fourth, to payment, pari passu, (a) of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them (b) to Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit and (c) to payment of that portion of the Obligations arising under any Swap Contract between Borrower and any Lender or any Affiliate of a Lender; and

      Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrower or as otherwise required by Law.

      Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX.      ADMINISTRATIVE AGENT.

      9.01. Appointment and Authorization of Administrative Agent. Each of the Lenders and the L/C issuer hereby irrevocably appoints Bank of America to act on its behalf as Administrative Agent hereunder and under the other Loan Documents and authorizes Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to Administrative Agent by the terms hereof and thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

      9.02. Rights as a Lender. The Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not Administrative Agent hereunder and without any duty to account therefor to Lenders.

      9.03. Exculpatory Provisions. Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Administrative
Agent:

            (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

            (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Administrative Agent to liability or that is contrary to any Loan Document or applicable Law;

            (c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity; and

            (d) Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice describing such Default is given to Administrative Agent by Borrower, a Lender or the L/C Issuer. Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Administrative Agent.

      9.04. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      9.05. Delegation of Duties. Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub Administrative Agents appointed by Administrative Agent. Administrative Agent and any such sub Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub Administrative Agent and to the Related Parties of Administrative Agent and any such sub Administrative Agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      9.06. Resignation of Administrative Agent. Administrative Agent may at any time give notice of its resignation to Lenders, the L/C Issuer and Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, provided that the Borrower will have the right to approve the successor unless it is one of the original Lenders party to this Agreement. If no such successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of Lenders and the L/C Issuer, appoint a successor Administrative Agent (without consultation or approval of any other party) meeting the qualifications set forth above; provided that if Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor. After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub Administrative Agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

      Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

      9.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

      9.08. No Other Duties, Etc. Anything herein to the contrary notwithstanding, no Person holding a title listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

      9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

            (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of Lenders, the L/C Issuer and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of Lenders, the L/C Issuer and Administrative Agent and their respective Administrative Agents and counsel and all other amounts due Lenders, the L/C Issuer and Administrative Agent under Sections 2.03(i) and (j), 2.10 and 10.04) allowed in such judicial proceeding; and

            (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

      and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to Lenders and the L/C Issuer, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of Administrative Agent and its administrative agents and counsel, and any other amounts due Administrative Agent under Sections 2.10 and 10.04. Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

      9.10. Guaranty Matters. Each Lender and the L/C Issuer hereby irrevocably authorizes Administrative Agent, at its option and in its discretion, to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Significant Subsidiary. Upon request by Administrative Agent at any time, each Lender and the L/C Issuer will confirm in writing Administrative Agent's authority to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10.

ARTICLE X.        MISCELLANEOUS

      10.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and Borrower or the applicable Loan Party, as the case may be, and acknowledged by Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

            (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

            (b) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

            (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of "Default Rate" or to waive any obligation of Borrower to pay interest or L/C Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

            (d) change Section 2.14 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

            (e) change any provision of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; or

            (f) release any Guarantor from the Guaranty except in accordance with the terms of any Loan Document without the written consent of each Lender;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by Swing Line Lender in addition to the Lenders required above, affect the rights or duties of Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by Administrative Agent in addition to the Lenders required above, affect the rights or duties of Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

      10.02. Notices; Effectiveness; Electronic Communications. o) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                     (i)if to Borrower, Administrative Agent, the L/C Issuer or Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

                     (ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

      Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

            (b) Electronic Communications. Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

            (c) The Platform. THE PLATFORM IS PROVIDED "AS IS" AND "AS AVAILABLE." THE ADMINISTRATIVE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY ADMINISTRATIVE AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Parties (collectively, the "Administrative Agent Parties") have any liability to Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrower's or Administrative Agent's transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Administrative Agent Party; provided, however, that in no event shall any Administrative Agent Party have any liability to Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

            (d) Change of Address, Etc. Each of the Borrower, Administrative Agent, the L/C Issuer and Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to Borrower, Administrative Agent, the L/C Issuer and Swing Line Lender. In addition, each Lender agrees to notify Administrative Agent from time to time to ensure that Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

            (e) Reliance by Administrative Agent. L/C Issuer and Lenders. Administrative Agent, the L/C Issuer and Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) believed in good faith to have been given by or on behalf of Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. Borrower shall indemnify Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice believed by it in good faith to be given by or on behalf of Borrower. All telephonic notices to and other telephonic communications with Administrative Agent may be recorded by Administrative Agent, and each of the parties hereto hereby consents to such recording.

      10.03. No Waiver; Cumulative Remedies. No failure by any Lender, the L/C Issuer or Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      10.04. Expenses; Indemnity; Damage Waiver. p) Costs and Expenses. Borrower shall pay (i) all reasonable out of pocket expenses incurred by Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out of pocket expenses incurred by Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for Administrative Agent, any Lender or the L/C Issuer), and shall pay all reasonable fees and time charges for attorneys who may be employees of Administrative Agent, any Lender or the L/C Issuer, in connection with the enforcement or protection of its rights (a) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (b) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

            (b) Indemnification by the Borrower. Borrower shall indemnify Administrative Agent (and any sub-Administrative Agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, or the consummation of the transactions contemplated hereby or thereby, or, in the case of Administrative Agent (and any sub-Administrative Agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or
(y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

            (c) Reimbursement by Lenders. To the extent that Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to Administrative Agent (or any sub-Administrative Agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to Administrative Agent (or any such sub-Administrative Agent), the L/C Issuer or such Related Party, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Administrative Agent (or any such sub-Administrative Agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for Administrative Agent (or any such sub-Administrative Agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

            (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

            (e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

            (f) Survival. The agreements in this Section shall survive the resignation of Administrative Agent and the L/C Issuer, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

      10.05. Payments Set Aside. To the extent that any payment by or on behalf of Borrower is made to Administrative Agent, the L/C Issuer or any Lender, or Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

      10.06. Successors and Assigns. q) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Administrative Agent, the L/C Issuer and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

                     (i) Minimum Amounts.

                        (A) in the case of an assignment of the entire remaining
                  amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

                        (B) in any case not described in subsection (b)(i)(A) of
                  this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

                     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender's rights and obligations in respect of Swing Line Loans;

                     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

                        (A) the consent of the Borrower (such consent not to be
                  unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

                        (B) the consent of the Administrative Agent (such
                  consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

                        (C) the consent of the L/C Issuer (such consent not to
                  be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

                        (D) the consent of the Swing Line Lender (such consent
                  not to be unreasonably withheld or delayed) shall be required for any assignment.

                     (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                     (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

                     (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

            (c) Register. Administrative Agent, acting solely for this purpose as an Administrative Agent of Borrower, shall maintain at Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Borrower, Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by each of Borrower, the L/C Issuer and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (d) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent or any other Lender, sell participations to any Person (other than a natural person or Borrower or any of Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's participations in L/C Obligations and/or Swing Line Loans) owing to
it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Borrower, Administrative Agent, the L/C Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

            (e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.

            (f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

            (g) Electronic Execution of Assignments. The words "execution," "signed," "signature," and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

            (h) Resignation as L/C Issuer or Swing Line Lender. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, Borrower shall be entitled to appoint from among Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges, obligations and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges, obligations and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and
(b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

      10.07. Treatment of Certain Information; Confidentiality. Each of Administrative Agent, Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, administrative agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and agreed to, or shall have a legal obligation to, keep such Information confidential),
(b) to the extent requested by any regulatory authority, purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than Borrower. For purposes of this Section, "Information" means all information received from Borrower or any Subsidiary relating to Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by Borrower or any Subsidiary, provided that, in the case of information received from Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each of Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including Federal and state securities Laws.

      10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer or any such Affiliate, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify Borrower and Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

      10.09. Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law,
(a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

      10.10. Counterparts ; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings (including without limitation the Existing Credit Agreement), oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by Administrative Agent and when Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by Administrative Agent and each Lender, regardless of any investigation made by Administrative Agent or any Lender or on their behalf and notwithstanding that Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

      10.12. Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      10.13. Governing Law; Jurisdiction; Etc. r) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

            (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN LOS ANGELES COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE CENTRAL DISTRICT OF CALIFORNIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH CALIFORNIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

            (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

      10.14. Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      10.15. California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a "provisional remedy" as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04, but subject to the proviso of Section 10.04(b), the Borrower shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.

      10.16. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the other Loan Parties acknowledges and agrees, and acknowledges its Affiliates' understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger are arm's-length commercial transactions between the Borrower, the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand,
(B) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent nor the Arranger has any obligation to the Borrower, the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and
(iii) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrower, the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

      10.17. USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow such Lender or Administrative Agent, as applicable, to identify Borrower in accordance with the Act.

      10.18. Time of the Essence. Time is of the essence of the Loan Documents.



   [Remainder of this page intentionally left blank; signature pages follows]

                                 Schedule 1.01

                         Southwest Water Company (SWWC)
               Schedule of Regulated and Unregulated Subsidiaries
--------------------------------------------------------------------------------------------------------------------------------

              Name                       Regulated     Non-Regulated     Incorporated                Percent Owned by:
---------------------------------------  ---------     -------------     ------------     --------------------------------------

SWWC Enterprises, Inc                                        x           Delaware         100% by SWWC

North County Water Reclamation, Inc.         x                           Alabama

Services Group
---------------------------------------

SWWC Services, Inc.                                          x           Delaware         100% by SWWC Enterprises, Inc.

Aqua Services, LP.                                           x           Texas            100% by SC
                                                                                          1% by AquaSources Services I, LLC
                                                                                            as General Partner
                                                                                          99% by AquaSource Services II, LLC
                                                                                            as Limited Partner

AquaSource Services I, LLC                                   x           Delaware         100% by SWWC

AquaSource Services II, LLC                                  x           Delaware         100% by AquaSource Services I, LLC

CDC Maintenance, Inc.                                        x           Texas            100% by SWWC

Colorado Bend Utilities, LLC                                 x           Texas            100% by Eco Resources, Inc.

Crossroads Utilities Ltd.                                    x           Texas            1% by Colorado Bend as General Partner
                                                                                          99% by SWWC as Limited Partner

ECO Capistrano Valley, Inc.                                  x           Delaware         100% by ECO Resources, Inc.

ECO Resources, Inc.                                          x           Texas            100% by SWWC

Lab-Tech Corporation                                         x           Texas            100% by Aqua Services, LP

Metro-H20 Utilities, Ltd.                                    x           Texas            1% by Metro, Inc.as General Partner
                                                                                          99% by SWWC as Limited Partner

Metro-H20 Utilities, Inc.                                    x           Texas            100% by SWWC

Novus Utilties, Inc.                                         x           Delaware         100% by ECO Resources, Inc.

Operations Technologies, Inc.                                x           Georgia          100% by SWWC

Southwest Enviromnmental Laboratories, Inc.                  x           Texas            100% by ECO Resources, Inc.

Southwest Water Government Services Company                  x           Delaware         100% by SC

Southwest Water Services Group Houston, Inc.                 x           Delaware         100% by SWWC

Wastewater Rehabilitation Inspections, Inc.                  x           Texas            100% by SC

Water Quality Management Corporation                         x           Colorado         100% by SWWC

                                 Schedule 1.01

                         Southwest Water Company (SWWC)
               Schedule of Regulated and Unregulated Subsidiaries
--------------------------------------------------------------------------------------------------------------------------------

              Name                       Regulated     Non-Regulated     Incorporated                Percent Owned by:
---------------------------------------  ---------     -------------     ------------     --------------------------------------

Utility Group
---------------------------------------

SWWC Utilities, Inc.                         x                           Delaware         100% by SWWC

CHA Utilities Company Ltd.                   x                           Texas            1% by SWWC
                                                                                          99% by CHA Utilities, LLC

CHA Utilities, LLC                           x                           Texas            1% by SWWC
                                                                                          99% by CHA Utilities Company Ltd.

Diamond Water Company                        x                           Texas            100% by SW Utility Company

Hornsby Bend Utility Company, Inc.           x                           Texas            100% by SW Utility Company

Huntington Utility Company, LLC              x                           Texas            SW Utility Company is Sole Member

Inverness Utility Company, Inc.              x                           Texas            100% by SW Utility Company

IU Merger Subsidiary                                         x           Texas            100% by SWWC

Mid-Tex Utilities, Inc.                      x                           Texas            100% by SW Utility Company

Midway Water Utilities, Inc.                 x                           Texas            100% by Monarch Utilities, Inc.

Monarch Utilities, Inc.                      x                           Texas            100% by SWWC

Monarch Utilities I, LP                      x                           Texas            .1% by Texas Water Services Group
                                                                                            as General Partner
                                                                                          99.9% by Monarch Utilities, Inc.
                                                                                            as Limited Partner

New Mexico Utilities, Inc.                   x                           New Mexico       100% by SWWC

Southwest Water Alabama, Inc.                x                           Alabama          100% by SWWC

Southwest Water Alabama
 Onsite System Services, LLC                 x                           Alabama          Sole Member is Southwest Water
                                                                                            Alabama, Inc.

Southwest Water Florida, Inc.                                x           Florida          100% by SWWC

Suthwest Water Mississippi, Inc.             x                           Mississippi      100% by SWWC

Suburban Water Systems                       x                           California       100% by SWWC

SW Resource Management Company               x                           Delaware         100% by SWWC

SW Utility Company                           x                           Texas            100% by SWWC

Tenkiller Utility Company                    x                           Texas            100% by SWWC

Texas Water Services Group, LLC              x                           Texas            Sole Member is Monarch Utilities, Inc.

TWC Utility Company, LLC                     x                           Texas            Sole Member is Monarch I LP

Water Services, Inc.                         x                           Texas            100% by SW Utility Company

Water Suppliers Mobile
 Communication Service                       x                           California       100% by Suburban Water Systems

Windermere Utility Co., Inc.                 x                           Texas            100% by SW Utility Company

                                  Schedule 5.03

                             Southwest Water Company
                    Organizations with Covenant Restrictions
                                  on Guarantees

------------------------------------------------------------------------


                       Regulated Significant Subsidiaries:

                             Suburban Water Systems
                             New Mexico Utilities, Inc.
                             Monarch Utilities, Inc.

                                  Schedule 5.06
                         Southwest Water Company (SWWC)
                             Schedule of Litigation


      a. NMUI: A condemnation suit by eminent domain was filed against NMUI on January 19, 2007 by the Albuquerque Bernalillo County Water Authority ("ABCWUA" or "Authority")) and The City of Rio Rancho. The suit seeks to condemn this utility on the pretense that NMUI is not properly managing the water utility and is thereby harming the Rio Grande water basin and further improperly utilizing certain return flow credits. A companion case has also been filed by NMUI against the Authority as a result of the Authority increasing certain sewer rate charges from $1300 per month to over $90,000 per month, allegedly in violation of an existing agreement. The return flow credit dispute is being litigated as part of this companion case. The matters remain pending in litigation; however, the parties have entered into voluntary settlement discussions which are ongoing at this time. The principal issue in the condemnation case turns on valuation. The Authority claims a proper valuation is approximately $31 million while NMUI has an independent appraisal indicating $98 million. The matters are set for trial in the Fall 2008.

      b. The items listed on Schedule 5.09 below.

                                  Schedule 5.09
                         Southwest Water Company (SWWC)
                        Schedule of Environmental Matters

      1. Southwest Environmental Laboratories (SWEL): On May 18, 2005, the EPA executed a search warrant at the Company's Texas-based testing laboratory and on July 20, 2006 the laboratory received a subpoena to provide additional records and information to a grand jury. The Company is cooperating fully with the investigation and has provided the records requested. There have been no further significant developments since July 20, 2006.

2. State Water Resources Control Board ("SWRCB")- ECO Resources- California: On January 29, 2008, the Company received notice from the California SWRCB that an ongoing investigation indicates that the Company's wholly-owned subsidiary ECO Resources (California) may be in violation of certain provisions of the California Water Code. The SWRCB alleges that ECO Resources may be subject to certain fines and penalties of $15,000,000 or more. ECO Resources has previously conducted a full audit of its facilities and made necessary remediation to certain of those facilities. We believe upon the completion of the SWRCB's investigation and after having an opportunity to meet with the SWRCB, we will be able to show the results of our compliance efforts at ECO Resources. We are optimistic that this matter can be successfully concluded at that time.

                                  Schedule 5.13

                         Southwest Water Company (SWWC)
                          Schedule of Subsidiaries and
                            Other Equity Investments
--------------------------------------------------------------------------------------------------------------------------------
Part (a)
--------
              Name                       Regulated     Non-Regulated     Incorporated                Percent Owned by:
---------------------------------------  ---------     -------------     ------------     --------------------------------------

SWWC Enterprises, Inc                                        x           Delaware         100% by SWWC

North County Water Reclamation, Inc.         x                           Alabama          100% by SWWC Enterprises, Inc.

Services Group
---------------------------------------

SWWC Services, Inc.                                          x           Delaware         100% by SWWC

Aqua Services, L.P.                                          x           Texas            1% by AquaSources Services I, LLC
                                                                                            as General Partner
                                                                                          99% by AquaSource Services
                                                                                            II, LLC as Limited Partner

AquaSource Services I, LLC                                   x           Delaware         100% by SWWC

AquaSource Services II, LLC                                  x           Delaware         100% by AquaSource Services I, LLC

CDC Maintenance, Inc.                                        x           Texas            100% by SWWC

Colorado Bend Utilities, LLC                                 x           Texas            100% by Eco Resources, Inc.

Crossroads Utilities Ltd.                                    x           Texas            1% by Colorado Bend as General Partner
                                                                                          99% by SWWC as Limited Partner

ECO Capistrano Valley, Inc.                                  x           Delaware         100% by ECO Resources, Inc.

ECO Resources, Inc.                                          x           Texas            100% by SWWC

Lab-Tech Corporation                                         x           Texas            100% by Aqua Services, LP

Metro-H20 Utilities, Ltd.                                    x           Texas            1% by Metro, Incas General Partner
                                                                                          99% by SWWC as Limited Partner

Metro-H20 Utilities, Inc.                                    x           Texas            100% by SWWC

Novus Utilties, Inc.                                         x           Delaware         100% by ECO Resources, Inc.

Operations Technologies, Inc.                                x           Georgia          100% by SWWC

Southwest Enviromnmental Laboratories, Inc.                  x           Texas            100% by ECO Resources, Inc.

Southwest Water Government Services Company                  x           Delaware         100% by SWWC

Southwest Water Services Group Houston, Inc.                 x           Delaware         100% by SWWC

Wastewater Rehabilitation Inspections, Inc.                  x           Texas            100% by SWWC

Water Quality Management Corporation                         x           Colorado         100% by SWWC

                                  Schedule 5.13

                         Southwest Water Company (SWWC)
                          Schedule of Subsidiaries and
                            Other Equity Investments
--------------------------------------------------------------------------------------------------------------------------------
Part (a)
--------
              Name                       Regulated     Non-Regulated     Incorporated                Percent Owned by:
---------------------------------------  ---------     -------------     ------------     --------------------------------------

Utility Group
---------------------------------------
SWWC Utilities, Inc.                         x                           Delaware         100% by SWWC

CHA Utilities Company Ltd.                   x                           Texas            1% by SWWC
                                                                                          99% by CHA Utilities, LLC

CHA Utilities, LLC                           x                           Texas            1% by SC
                                                                                          99% by CHA Utilities Company Ltd.

Diamond Water Company                        x                           Texas            100% by SW Utility Company

Homsby Bend Utility                          x                           Texas            100% by SW Utility Company

Huntington Utility Company, Inc.             x                           Texas            SW Utility Company is Sole Member

Inverness Utility Company, LLC               x                           Texas            100% by SW Utility Company

IU Merger Subsidiary                                         x           Texas            100% by SWWC

Mid-Tex Utilities, Inc.                      x                           Texas            100% by SW Utility Company

Midway Water Utilities, Inc.                 x                           Texas            100% by Monarch Utilities, Inc.

Monarch Utilities, Inc.                      x                           Texas            100% by SWWC

                                                                         Texas            .1% by Texas Water Services Group
Monarch Utilities I, LP                      x                                              as General Partner
                                                                                          99.9% by Monarch Utilities, Inc.
                                                                                            as Limited Partner

New Mexico Utilities, Inc.                   x                           New Mexico       100% by SWWC

Southwest Water Alabama, Inc.                x                           Alabama          100% by SWWC

Southwest Water Alabama
  Onsite System Services, LLC                x                           Alabama          Sole Member is Southwest Water
                                                                                           Alabama, Inc.

Southwest Water Florida, Inc.                                x           Florida          100% by SWWC

Suthwest Water Mississippi, Inc.             x                           Mississippi      100% by SWWC

Suburban Water Systems                       x                           California       100% by SWWC

SW Resource Management Company               x                           Delaware         100% by SWWC

SW Utility Company                           x                           Texas            100% by SWWC

Tenkiller Utility Company                    x                           Texas            100% by SWWC

Texas Water Services Group, LLC              x                           Texas            Sole Member is Monarch Utilities, Inc.

TWC Utility Company, LLC                     x                           Texas            Sole Member is Monarch I LP

Water Services, Inc.                         x                           Texas            100% by SW Utility Company

Water Suppliers Mobile Communication Service x                           California       100% by Suburban Water Systems

Windermere Utility Co., Inc.                 x                           Texas            100% by SW Utility Company

                                  Schedule 5.13

                         Southwest Water Company (SWWC)
                          Schedule of Subsidiaries and
                            Other Equity Investments
--------------------------------------------------------------------------------------------------------------------------------
Part (a)
--------
              Name                       Regulated     Non-Regulated     Incorporated                Percent Owned by:
---------------------------------------  ---------     -------------     ------------     --------------------------------------

Part (b) - Other Equity Investments
-----------------------------------

SWWC, through Suburban Water Systems, has investments in two mutual water companies: a 13% ownership interest in Covina Irrigating Company ($.5 million book value), and a 32% ownership interest in California Domestic Water Company
($2 million book value). Mutual water companies operate to secure water rights and distribute the water obtained to its stockholders. The two companies in which we have invested are not-for-profit organizations which pump specified amounts of water from basins in the Southern California coastal watershed. The stockholders return on investment is a supply of low cost water.

                                  Schedule 7.01

               Southwest Water Company Schedule of Existing Liens

-----------------------------------------------------------------------

1. Indenture of Mortgage and Deed of Trust dated October 1, 1986, as amended. Suburban Water Systems to US Bank as successor Trustee.

2. Indenture of Mortgage and Deed of Trust dated February 14, 1992, as amended, New Mexico Utilities, Inc. to Wells Fargo Bank as Trustee.

3. Deed of Trust, Security Agreement and Assignment of Rents and Leases dated May 1, 2002, as amended, to secure Master Loan Agreement number RX0936 dated May 1, 2002, as Amended, between Monarch Utilities I L.P. (formerly known as Tecon Water Company, L.P.) as borrower, and CoBank ACB, as lender.

4. Computer Equipment Lease Agreement dated December 14, 2007 between Southwest Water Company as "Lessee". and Fidelity National Capital, Inc. as "Lessor".

5. Tax lien ($232.30) dated August 16, 2007 ; State of Georgia versus Operations Technologies, Inc., a Subsidiary of Southwest Water Company.

6. Computer Equipment Schedules one through eighteen to Master Lease Agreement 203499 among Computer Sales International, Inc. (AKA CSI Leasing, Inc.) as "Lessor", and Southwest Water Company as "Lessee".

7. Copier financing agreement among US Bankcorp as Secured Party and Southwest Water Company as Debtor.

8. Copier Lease Agreement among Marlin Leasing Corp., as "Lessor" and Southwest Water Company as "Lessee".

9. Copier Lease Agreement among CIT Technology Financing Services, Inc. as "Lessor" and Southwest Water Company as "Lessee".

10. Office furniture Financing Agreement among US Bankcorp as Secured Party and Southwest Water Company as Debtor.

11. Water Supply Lease and Purchase Option Agreement dated August 21, 2002 among Fort Bend County Municipal Utility District No. 122 as "Lessee" and ECO Resources, Inc. as "Lessor".

12. Lease Agreement among Key Corporate Capital, Inc. as "Lessee" and ECO Resources, Inc. as "Lessor".

13. Copier and postal equipment Lease Agreement among Great America Leasing Corporation as "Lessee" and ECO Resources, Inc. as "Lessor".

14. Equipment Lease Agreement No. 7422419-001 dated January 1, 2006 among General Electric Capital Corporation as "Lessee" and ECO Resources, Inc. as "Lessor".

15. Equipment Lease Agreement dated June 15, 2003 among American Business Machines, Inc. as "Lessor" and Southwest Water Company as "Lessee".

16. Equipment Lease Agreement among Lease Corporation of America as "Lessor" and ECO Resources, Inc. as "Lessee".

17. Equipment Lease Agreement No. 124825-100 dated July 16, 2004 among Wells Fargo Equipment Finance, Inc. as "Lessor" and Southwest Water Company as "Lessee".

18. Office furniture, fixtures, equipment and services under Lease Agreement dated December 31, 2003 among General Electric Capital Corporation as "Lessor" and Southwest Water Company as "Lessee".

                             Schedule 7.03



                        Southwest Water Company
                  Schedule of Outstanding Indebtedness

------------------------------------------------------------------------
                                ($000s)


$100 million revolving credit facility                           $ 82,500

Letters of credit issued under revolving credit facility:           1,970

6.85% Convertible Subordinated Debentures due 2021                 12,053

  Term Loans:
   Monarch Utilities, Inc.:
     7.37% fixed rate term loan due 2022                           10,973
     5.77% fixed rate term loan due 2022                              754
     6.10% fixed rate term loan due 2031                           20,000

  First Mortgage Bonds:
   Suburban Water Systems:
     9.09% series B first mortgage bond due 2022                    8,000
     5.64% series D first mortgage bond due 2024                   15,000
     6.295% series E first mortgage bond due 2026                  10,000
   New Mexico Utilities, Inc.:
     6.10% series C first mortgage bond due 2024                   12,000

Economic Development Revenue Bonds:
   ECO Resources, Inc.:
     5.5% series 1998A due 2008                                       115
     6.0% series 1998A due 2018                                     1,810

Acquisition-related indebtedness                                       78

Lease obligations                                                   4,671

Advances for Construction                                           9,210
                                                                 --------

    Total:                                                       $189,134

                                                      [Southwest Water AR Credit
W02-WEST:1SHN1\400595148                                              Agreement]


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             SOUTHWEST WATER COMPANY

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    BANK OF AMERICA, N.A., as
                                    Administrative Agent

                                    By     Ken Puro
                                          ---------------------------------
                                    Name:  Ken Puro
                                    Title: Vice President

                              BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

                                    By:   Matthew Koenig
                                          ---------------------------------
                                   Name:  Matthew Koenig
                                   Title: Senior Vice President

                                    UNION BANK OF CALIFORNIA, N.A.
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    CITIBANK, N.A.,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    COBANK, ACB,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    BANK OF THE WEST,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    U.S. BANK NATIONAL ASSOCIATION, as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    JPMORGAN CHASE BANK, N.A.,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

                                    COMERICA BANK,
                                    as a Lender

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

COMMITMENTS
AND APPLICABLE PERCENTAGES
              Lender                           Commitment                    Applicable
                                                                             Percentage

-------------------------------     ---------------------------     ----------------------
Bank of America, N.A.               $          24,250,000                   16.166666667%
Keybank National Association        $          20,000,000                   13.333333333%
CoBank ACB                          $          18,000,000                   12.000000000%
U.S. Bank National Association      $          18,000,000                   12.000000000%
JPMorgan Chase Bank, N.A.           $          15,000,000                   10.000000000%
Comerica Bank                       $          15,000,000                   10.000000000%
Bank of the West                    $          13,500,000                   9.000000000%
Citibank, N.A.                      $          13,125,000                   8.750000000%
Union Bank of California, N.A.      $          13,125,000                   8.750000000%

Total                               $          150,000,000                      100%

SCHEDULE 5.03

RESTRICTIONS ON GUARANTEES

SCHEDULE 5.06

LITIGATION

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

SCHEDULE 5.13

SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part (a).   Subsidiaries.
            ------------

Part (b).   Other Equity Investments.
            ------------------------

SCHEDULE 7.01

EXISTING LIENS

SCHEDULE 7.03

EXISTING INDEBTEDNESS

SCHEDULE 10.02

ADMINISTRATIVE AGENT'S OFFICE,
CERTAIN ADDRESSES FOR NOTICES


BORROWER:
---------

Southwest Water Company
One Wilshire Building
624 South Grand Avenue, Suite 2900
Los Angeles, California  90017
Attention:  Walter J. Bench, Treasurer
Telephone:  (213) 929-1813
Telecopier:  (213) 929-1889
Electronic Mail: wbenchn@swwc.com
Website Address:  www.swwc.com


ADMINISTRATIVE AGENT'S OFFICE
-----------------------------

Notices (other than Requests for Extensions of Credit):
BANK OF AMERICA, N.A.
800 Fifth Avenue, Floor 32
Seattle, WA 98104
Mail Code:  WA1-501-32-37
Att:  Ken Puro
Tel:  206-358-0138
Facsimile:  415-343-0559
Electronic Mail:  Ken.Puro@Bankofamerica.com


For Payments and Requests for Extensions of Credit:
BANK OF AMERICA, N.A.
2001 Clayton Road, 2nd Floor
Concord, CA 94520
Mail Code:  CA4-702-02-25
Att:  Yamila Faamausili
Tel:  925-675-8075
Facsimile: 888-969-9252
Electronic Mail:  yamila.faamausili@bankofamerica.com


Payments:
BANK OF AMERICA
New York, NY
ABA No. 026009593
Account No: 3750836479
Account Name:  Corporate FTA
Attn:  Yamila Faamausili
Reference:  Southwest Water Company

Letters of  Credit:
BANK OF AMERICA, N.A.
Trade Operations - Los Angeles #226521
1000 West Temple Street, Suite Level 7
Mail Code:  CA9-705-07-05
Los Angeles, CA 90017-1466
Attn:  Tai Lu
Facsimile:  213-580-8442
Tel:    213-481-7840

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____

To:   Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Southwest Water Company, a Delaware Company (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned hereby requests (select one):

    [ ] A Borrowing of Committed Loans    [ ]A conversion or continuation of
                                             Committed Loans

      1.    On _____________________________________________ (a Business Day).

      2.    In the amount of $_________________________________.

      3.    Comprised of ____________________________________.
                           [Type of Committed Loan requested]

      4. For Eurodollar Rate Loans: with an Interest Period of _______ months.

      The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

      [[The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date set forth in item 1 above.]](1)

                                    SOUTHWEST WATER COMPANY


                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

__________________________
(1) Insert this clause only if a Borrowing of Committed Loans is being requested.

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:  ___________, 200____

To:   Bank of America, N.A., as Swing Line Lender
      Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Southwest Water Company, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      The undersigned hereby requests a Swing Line Loan:

      1. On ________________ (a Business Day).

      2. In the amount of $_____________________.

      The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

      The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date set forth in item 1 above.

                             SOUTHWEST WATER COMPANY


                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

EXHIBIT C

FORM OF NOTE

$_______________________                              _________________, 200__

      FOR VALUE RECEIVED, the undersigned ("Borrower"), hereby promises to pay to _____________________ or registered assigns ("Lender"), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to Borrower under the Amended and Restated Credit Agreement, dated as of February 15, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

      Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

      This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

      Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                             SOUTHWEST WATER COMPANY

                                    By:
                                          ---------------------------------
                                    Name:
                                          ---------------------------------
                                    Title:
                                          ---------------------------------

LOANS AND PAYMENTS WITH RESPECT THERETO

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                                               Amount of
                                               Principal  Outstanding
                                    End of     or         Principal
             Type of    Amount of   Interest   Interest   Balance     Notation
Date         Loan Made  Loan Made   Period     Paid This  This Date   Made By
                                               Date
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                                      -2-

EXHIBIT E

FORM OF
ASSIGNMENT AND ASSUMPTION

      This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [the][each](2) Assignor identified in item 1 below ([the][each, an] "Assignor") and [the][each](3) Assignee identified in item 2 below ([the][each, an] "Assignee"). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](4) hereunder are several and not joint.](5) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

      For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor's][the respective Assignors'] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities ) and
(ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] "Assigned Interest"). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

      1.    Assignor[s]: ______________________________

      2.    Assignee[s]: ______________________________ [for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

      3.    Borrower:   Southwest Water Company

      4. Administrative Agent: Bank of America, N. A., as the Administrative Agent under the Credit Agreement


_______________________________________________
(1) For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(2) For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3)   Select as appropriate.

(4) Include bracketed language if there are either multiple Assignors or multiple Assignees.

      5. Credit Agreement: Amended and Restated Credit Agreement, dated as of February 15, 2008, among Southwest Water Company, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

      6.    Assigned Interest:

----------------------------------------------------------------------------------------
                                         Aggregate    Amount of  Percentage
                                         Amount of    Commitment/Assigned of
                           Facility   Commitment/Loans Assigned  Commitment/   CUSIP
                                                       --------
Assignor[s](6)Assignee[s](Assigned(8) for all Loans(10) Number Lenders(9)

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                          ------------$---------------$--------- ------------%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                          ------------$---------------$--------- ------------%
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
                          ------------$---------------$--------- ------------%
----------------------------------------------------------------------------------------



      [7.   Trade Date:.__________________]

      Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

      The terms set forth in this Assignment and Assumption are hereby agreed to:

                               ASSIGNOR
                               [NAME OF ASSIGNOR]

                               By: _____________________________
                                   Title:

                               ASSIGNEE
                               [NAME OF ASSIGNEE]

                               By: _____________________________
                                   Title:



________________________________________
(5)   List each Assignor, as appropriate.
(6)   List each Assignee, as appropriate.
(7) Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. ''Committed Loan'', the "Commitment", etc.).
(8) Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
(9) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

[Consented to and](10) Accepted:

Bank of America, N. A., as
   Administrative Agent

By: _________________________________
      Title:

[Consented to:](12)


By: _________________________________
      Title:



____________________________________
(10) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(11) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION


STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

      1. Representations and Warranties.

      1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest,
(ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document,
(ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

      1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vi) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

      2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

      3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of California.